PROPERTY MANAGEMENT AND LEASING AGREEMENT

THIS MANAGEMENT AGREEMENT, (which, as amended from time to time, shall be deemed the "Agreement") is made and entered into this ____ day of _________, 19___ by and between ______________________________________________, an
Illinois limited partnership ("Owner"), and INSIGNIA MANAGEMENT GROUP, L.P., a Delaware corporation ("Manager").

                                  WITNESSETH

WHEREAS, Owner is the owner of certain property with improvements located thereon and commonly known as _______________________________________________, located in __________________________________________________; and

WHEREAS, Owner intends to retain the services of Manager, as an independent contractor, to manage, lease and operate the property pursuant to the express terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                 APPOINTMENT OF MANAGER, TERM AND TERMINATION

Section 1.1. Exclusive Agency. Owner hereby hires and appoints Manager on the terms and conditions hereinafter provided, as the sole and exclusive management agent of that property of Owner consisting of _______________ units known as __________________________________________, together with the land on which said building(s) is (are) situated on that certain tract of real property in ____________________, as legally described on Exhibit A attached hereto and by this reference incorporated herein (the "Property"). Manager hereby accepts said appointment on the terms and conditions set forth below, and recognizes that a relationship of trust and confidence is created by this Agreement, and agrees to use its reasonable best efforts to diligently and in a first class manner manage the Property so as to effectuate an efficient and economic operation thereof. As a material inducement for Owner to enter into this Agreement, Manager represents and warrants that it currently and throughout the term hereof shall possess the skills and experience to manage projects of comparable quality and nature and that it and all necessary personnel shall, where applicable, be duly licensed to perform the services required herein consistent with the real estate brokerage laws in the state in which the Property is located.

Section 1.2. Management Term. This Agreement shall commence as of _________, 1994 and, unless sooner terminated as provided herein, shall thereafter continue for a consecutive twelve (12) month period. Thereafter, unless Owner elects not to renew this Agreement by written notice to Manager no later than thirty (30) days prior to the end of any current term, this Agreement shall be automatically renewed for successive terms, each with a duration of one year unless otherwise terminated, as set forth below. Notwithstanding the foregoing, at any time during the management term, Owner and Manager shall each have the absolute right and power to terminate this Agreement, with or without cause, upon sixty (60) days' prior written notice to the non-terminating party. Owner shall have the absolute right to immediately remove Manager from the Property upon delivery of said sixty (60) day notice, however, unless terminated for cause as set forth below Manager shall be entitled to receive a management fee for the subsequent sixty (60) day period consistent with the terms and conditions set forth in Section 2.2 below.

Section 1.3. Termination for Cause. Notwithstanding the stated term hereof, this Agreement may be terminated by either party hereto for cause. If such termination right is exercised by Owner, the termination will be effective immediately upon delivery of written notice to Manager. Manager's right to terminate for cause shall be upon no less than thirty (30) days prior written notice, and the only definition of "cause" below that will permit Manager to terminate for cause is the definition in subsection (i).

     "Cause", as used herein, shall mean and refer to:

     (i)the failure by either party to perform or comply with any of its material obligations hereunder at the time or times and in the manner required under this Agreement within five (5) days of receipt by the non-performing party of notice of such failure (unless such failure is of a criminal or quasi-criminal nature, in which event no cure period shall be provided); or

     (ii) Manager is grossly negligent in the performance of its obligations under this Agreement or intentionally or willfully defaults under this Agreement; or

     (iii)Manager or Manager's employees act negligently or fail to act, which failure to act constitutes negligence, with actual knowledge that such act or failure to act may result in a release of any toxic or hazardous material in violation of any federal, state or other applicable law and such negligence does in fact result in such a release; or

     (iv) Any unauthorized assignment or transfer of any of the rights or obligations of Manager under this Agreement by Manager; or any unauthorized change in the on-site personnel at the Property subject to consultation with Owner as set forth in Section 2.9 below; or

     (v)(a) If Manager or its ultimate parent (such parent company being hereinafter referred to as the "Bankrupt Party") shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, liquidation, dissolution or similar relief for itself under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency or other relief for debtors, or under any regulation promulgated thereunder, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of the Bankrupt Party or of all or any substantial part of said party's properties (the term "acquiesce" as used in this Section includes, but is not limited to, the failure to file a petition or motion to vacate or discharge any order, judgment or decree within fifteen (15) days after the date of such order, judgment or decree); or

        (b)  If a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Manager or the
     Bankrupt Party seeking any reorganization, arrangement, composition, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present of future applicable federal, state or other statute or law relating to bankruptcy, insolvency, or other
     relief for debtors, and such party shall acquiesce in the entry of such order, judgment or decree or such order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or any trustee, receiver, conservator or liquidator of such party or of all or any substantial part of such party's property shall be appointed without the consent or acquiescence of such party and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive);
     or

        (c) If Manager or the Bankrupt Party shall become insolvent or admit in writing its inability to pay its debts as they mature or is generally not paying its debts as they mature or makes an assignment for the benefit of creditors; or

     (vi) Owner sells, transfers or otherwise conveys its interest in the Property; or

     (vii)Manager incurs any capital expenditures or, on a quarterly basis, incurs controllable expenses, either of which is in excess of any approved budget amount (and in excess of the amounts by which Manager may exceed budgeted expenses, as set forth herein) or other written authorization provided Manager by Owner except with respect to any of the foregoing made on account of emergencies in accordance with the provisions hereof; or

     (viii) Manager uses information obtained directly from its operation and management of the Property in violation of the confidentiality provisions contained herein below, to the detriment of Owner and for the direct benefit of other projects owned, operated or managed by Manager or an affiliate thereof.

     Notwithstanding any such notice of termination by Owner of Manager, Manager shall be and remain liable for the performance and the fulfillment of its fiduciary duties and other obligations hereunder and shall maintain all records, documents, property and files unimpaired through and including the effective date of termination and thereafter as required by the terms set forth herein.
Section 1.4.     Obligations Upon Termination.

     (a) Upon expiration or termination of this Agreement for any reason, Manager shall use its best efforts to deliver to Owner within 15 days (and in no event more than 30 days) a full and final accounting, which shall include a bona fide certified statement, executed by an executive officer of Manager, outlining in detail any Management Fee (as defined in Section 2.2) and any reimbursements due to Manager hereunder, and shall immediately cause all funds held by Manager relating to the Property to be delivered to Owner without deduction of any sums, including the Management Fee or any other fees due or payable or to become due or payable to Manager or any other person or entity. Manager shall promptly deliver to Owner all original books, records, correspondence, bills and invoices and all other documents, personal property and funds in Manager's possession relating to the Property including, without limitation, all accounting books and records, rent rolls, security deposit schedules, payroll records, originals and copies of all leases, correspondence, service contracts and agreements, and technical data with respect to operation and maintenance of the various systems of the Property. In the event Owner concurs with Manager's statement of the Management Fee and any reimbursements due to Manager, Owner shall promptly pay Manager such amount, which payment shall be made not later than 30 days after receipt of Manager's statement; however if Owner does not concur with the statement of the Management Fee and/or any reimbursements due to Manager, the controversy as to the actual amount due to Manager shall be negotiated in good faith by Owner and Manager, using the parties reasonable efforts to resolve any disputes promptly.

     (b) Upon termination, Manager shall surrender the Property to Owner and quit the premises on the date required by Owner. Upon written request of Owner and at Owner's expense, Manager shall notify all tenants of the Property of the expiration of this Agreement by written notice approved by Owner, and shall use its reasonable best efforts to cooperate with Owner to accomplish an orderly transfer and transition of the operation and management of the Property to a party designated by Owner. At the request of Owner, Manager shall, at its cost and expense (if termination was for cause, otherwise at the cost and expense of Owner), remove all signs previously approved for installation by Owner wherever located indicating that Manager is the managing or leasing agent and replace and restore any damage resulting therefrom, reasonable wear and tear excepted.

     (c) Simultaneous with the submission of its final accounting, Manager shall also submit a full inventory of all personal property of Owner having a value in excess of $50.00, as more fully described in Section 2.3 (i) below, as of the final date of Manager's operation as the Property's managing agent.
Said final inventory shall be certified by an authorized officer of Manager as being complete, true and correct and that all items listed were present at the Property on said date.
                                  ARTICLE II
             MANAGEMENT DUTIES, RESPONSIBILITIES AND COMPENSATION

Section 2.1 Performance of Duties. Manager, subject to Owner's approval rights as set forth herein, shall use its reasonable best efforts in the management and marketing of the Property using state of the art management methods and techniques. Manager shall operate the Property and provide those management services, including but not limited to those set forth below, which are customarily provided by managers of comparable quality and type real estate in the same geographic area where the Property is located.

Section 2.2 Fees. Owner shall pay to Manager, as compensation for the services rendered by Manager under this Agreement for management services, the following fee (the "Management Fee"):

     (a)Five percent (5%) of the Property's monthly gross cash receipts from the operations of the Property during the previous month. Gross Cash Receipts shall be defined as revenues collected from Property operations, including all rental income collected, lease termination fees, parking fees (if Manager services the parking garage; if not, parking fees shall be excluded), if any, and late charges. Gross Cash Receipts shall specifically not include the amount of any security deposits until such time as a security deposit is applied to unpaid rent but not if applied as reimbursement for property damage or expenses incurred by Owner, prepaid rent until such time as it is applied to the applicable month's rental payment, sales proceeds, insurance proceeds, tenant services provided by Manager for an additional fee paid by a tenant, reimbursement of actual utility expenses, tax refunds, administrative expenses or management fees paid by tenants of the Property, condemnation awards, interest on funds on deposit or any cash proceeds received outside the day-to-day operation of the Property. Manager shall be permitted to issue a check for the Management Fee from the Property's Disbursement Account (as discussed in Section 2.8(b) below) on or after the tenth day of the next succeeding month; however, any checks returned by the bank for insufficient funds or otherwise shall be deducted from Gross Cash Receipts prior to calculation of the Management Fee and shall not be included in Gross Cash Receipts until fully and finally collected. If returned checks are received after payment of the Management Fee, the amount thereof shall be deducted from the next month's Gross Cash Receipts, unless such check(s) have then been paid. Notwithstanding the foregoing, under no circumstances shall Manager be permitted to issue a check for payment of the Management Fee until Manager has actually delivered to Owner the monthly rental and operating reports set forth in Section 2.3 below, as amended from time to time.

     (b)It is understood and agreed that the Management Fee set forth in
Section 2.2 above shall constitute Manager's sole compensation under this Agreement for all management and leasing support services. All income and revenues of whatever nature collected by Manager or others in connection with Property operations are and shall remain the property of the Owner. It is further agreed that except as expressly set forth in any approved budget or as otherwise approved in writing by Owner, Manager shall be required to pay from its own funds all expenses of Manager, including, but not limited to the following:

     (i)Cost of gross salary and wages, payroll taxes, insurance, worker's compensation, and other benefits of management, accounting, marketing and office personnel who are not Manager's employees on site at the Property pursuant to the approved Budget. In addition, all costs and expenses including salary and fringe benefits of any Manager with multiple property responsibility, except as otherwise expressly approved in writing by Owner. All costs and expenses including salary and fringe benefits of any regional engineering support, except on an as needed basis and as previously approved in writing by Owner as expressly set forth in Section
     4.1 below.

     (ii) General accounting, bookkeeping and reporting services which are considered to be within the reasonable scope of Manager's responsibility to Owner.

     (iii)Cost of forms, papers, ledgers, Federal Express or other overnight courier charges, fax or other telephone services and other supplies, and equipment used in Manager's office at any location off the Property.

     (iv) Cost of electronic data processing, or any prorata charge thereof, for data processing provided by computer service companies.

     (vi) Political or charitable contributions.

     (vii)Cost of advances made to employees and cost of travel for matters not directly related to property operations including regional or national management meetings by Manager's employees or agents to and from the Property.

     (viii) Cost attributable to losses from Manager's breach of its obligations hereunder or from negligence, misconduct or fraud on the part of Manager, Manager's associates or Manager's employees to the extent not recovered by Owner from applicable insurance proceeds.

     (ix) Cost of comprehensive crime insurance or fidelity bonds purchased by Manager for its own account, as required herein.

     (x)Training expenses, licenses, trade associations or organizational affiliations and associated meetings or membership fees.

     (xi) Employment or recruitment fees, severance fees or relocation expenses.

     (xii)Advertising and marketing expenses of Manager.

     (xiii) Office furnishings and all costs incidental to the operation of the office space provided to Manager by Owner.

Section 2.3 Management Reports. Manager shall timely prepare and deliver to Owner the reports, schedules and statements required by Owner from time to time, which shall initially include the forms described below. The format of all such reports shall at all times be subject to the approval of Owner:

     (a)Not later than the fifth (5th) day of each calendar month, property operating results for the preceding month in electronic transmission;

     (b)Not later than the tenth (10th) day of each calendar month, a monthly unaudited operating statement in Owner's form, certified by the District
Manager of Manager to be true and correct to the best of Manager's knowledge and belief. Such monthly statement shall show all receipts, expenses and other financial results from the operation of the Property for the preceding month (including, without limitation, all deposits into the Operating Account and expenditures from the Disbursement Account) and shall include copies of bank account statements, reconciliations and backup expenditures, and all other information reasonably requested by Owner. Such monthly statement shall reflect the operations of the Property on a cash basis (however, accrual basis reporting shall be available upon Owner's request), in accordance with generally accepted accounting principles;

     (c)Not later than the tenth (10th) day of each calendar month, a cash flow statement for the Property for the preceding calendar month and for the year to date. Each such statement shall also include a budget comparison and an explanation of all major variances. The cash flow statement shall be supported by schedules and statements required by the Owner from time to time, which shall initially include the monthly reports set forth in Exhibit B, attached hereto and incorporated herein by this reference;

     (d)Not later than the twentieth (20th) day after the close of each quarter, a quarterly report certified by an executive officer of Manager to be true and correct to the best of Manager's knowledge and belief. Such quarterly report shall report on the state of the business and affairs of the Property, and include all payments to any person for services in connection with the Property, regardless of the amount of such payments, and such other information concerning the Property as may be reasonably requested by Owner, and which quarterly reports, as set forth on Exhibit B, shall include (i) a narrative report on leasing (if any), construction, employment and any other factors of significance which relate to the Property, (ii) an operating statement comparing current profit, loss and items of income and expenses to the Budget and a forecast of said items for the balance of such fiscal year with variance analysis explanation, and (iii) any revisions to the Budget that Manager may recommend in light of the aforesaid forecast, provided that Manager at any time may submit to Owner for review and approval by Owner one or more supplements to or revisions of the Budget last approved by Owner. Such Budget re-forecasts shall be provided to Owner by electronic transmission with hard copy to follow,both in formats to be determined by Owner. Such quarterly report shall reflect income and expenses from the operations of the Property on a cash basis in accordance with generally accepted accounting principles;

     (e)At Owner's written election, within seventy-five (75) days following the end of each calendar year, at the expense of Owner, Manager shall have an annual certified audit of the Property records (including a certified statement for escalation billings, fixed asset schedule and such other schedules as Owner deems necessary) prepared by a firm of independent certified public accountants of nationally recognized standing approved by Owner, and shall furnish to Owner a draft for Owner's approval prior to completion, and three (3) original copies of such annual audit for Owner;

     (f)Within sixty (60) days following the end of each calendar year, an annual report of the Property certified by an executive officer of Manager to be true and correct to the best of Manager's knowledge and belief. Such annual report shall include such information as is necessary for Owner to have prepared the audit of the Property records referenced in Section 2.17, and such other information as Owner may request. Such annual report shall reflect income and expenses from the operation of the Property on a cash basis in accordance with generally accepted accounting principles;

     (g)Promptly upon receipt thereof, a copy of all notices or statements received by Manager which:  (i) concern bank accounts or insurance policies or
claims related to the Property; (ii) are received from any governmental agency;
(iii) are received from any tenant of the Property and relate to rent or the asserted failure of Owner to perform its obligations under the applicable lease or similar matters; or (iv) threaten or are expected to have a material effect upon the Property or Owner.  Such submittals shall not include copies of information bulletins, questionnaires and similar materials of general distribution which are not expected to have a material effect upon the Property or Owner;

     (h)Promptly upon obtaining knowledge thereof, a statement describing all significant occurrences and circumstances affecting the Property or its operation, and all occurrences and circumstances affecting in any manner Owner's interest in and to the Property. Without limiting the above, Manager shall promptly notify Owner in writing of the commencement of any legal actions or proceedings affecting, or relating to, the Property; and

     (i)Within sixty (60) days of the commencement hereof and then sixty (60) days following the end of each calendar year, an annual inventory of the personal property having a value of $50.00 or more (including, without limitation, office equipment, tools, motor vehicles and office supplies, excluding, however, expendable items, if any) owned or leased by Owner in connection with the Property. Promptly following the date upon which any item of such personal property is acquired, replaced or disposed of, Manager shall notify Owner in writing of such change in said inventory. Manager shall be responsible for any cost or expense associated with the repair or replacement of any item of personal property which is incurred due to the negligent acts or omissions of Manager.

Section 2.4 Maintenance and Repair of Property. Manager shall, as an expense of the Property and consistent with approved budgetary guidelines, maintain the buildings, appurtenances and common areas of the Property in good condition according to local standards for comparable properties in the immediate market area surrounding the Property, and, in any event, in accordance with the standards and conditions specified by Owner from time to time. Maintenance and repair items shall include but shall not be limited to, interior and exterior janitorial services, exterior grounds and landscaping services, repairs and alterations to existing improvements, plumbing, parking areas, electrical systems painting, carpentry, maintenance and repair of mechanical systems and such other maintenance and repair work as is reasonably necessary. Manager agrees to periodically review with Owner all expenses and any reserves therefor, and other services rendered in connection with the Property, excepting, however, that emergency repairs reasonably deemed immediately necessary by Manager for the preservation and safety of the Property or tenants or other persons, or to avoid the suspension of any service to the Property may be made by Manager without the approval of Owner if, under the circumstances, Owner cannot be notified in any reasonable manner before the required emergency repairs must be made and such costs do not exceed $5,000.00. Owner's representative, which for purposes herein, shall be deemed Owner's asset manager, as identified from time to time, in all instances shall be notified of any such emergency expenditures within 24 hours of the occurrence thereof. Notwithstanding this authority as to emergency repairs, it is understood and agreed that Manager will confer with Owner regarding every such expenditure. All necessary maintenance shall be performed by Manager in a timely manner, and, unless otherwise directed by Owner, no necessary maintenance shall be deferred except for such period during which Manager has requested and has not received Owner's approval thereof.
Section 2.5      Service and Supply Contracts.

     (a)Manager shall directly select, supervise and engage all independent contractors, suppliers and vendors, in the operation, repair, maintenance and servicing of the Property, including but not limited to those necessary for the supplying of electricity, gas, steam, water, telephone, cleaning, fuel, oil, elevator maintenance, vermin extermination, trash removal, security and other services deemed necessary or advisable by Manager for the operation of the Property. Notwithstanding the foregoing, but subject to the provisions of
Section 2.4 above regarding emergency expenditures, any such contract that (i) requires annual payment(s) which total in excess of $5,000, or (ii) has a term of more than one (1) year (as expressly approved by Owner in writing), or (iii) is with an affiliate of Manager or any individual directly related to any employee of Manager, or (iv) would cause any line item of the approved budget, other than for utilities or an expense deferred for one month, to be exceeded shall require the prior written consent of Owner. Together with Manager's request for consent to any such service contract, Manager shall deliver to Owner a copy of the proposed contract, a statement of the relationship, if any, between Manager (or the person or persons in control of Manager) and the party which will supply such goods or services under the proposed contract, supporting analysis, if any, and competitive bid documentation.

     (b)In connection with its selection and supervision of contractors, suppliers and other entities pursuant to this Section, Manager, among its other duties, will (i) use its reasonable best efforts in selecting parties to perform work or to provide labor, goods, utilities or services to or at the Property so as to employ only such parties having the expertise and reputation of being fully capable and reliable in efficiently and fully performing their respective obligations under any contract with Manager, and fully performing consistent with the obligations set forth in this Section; (ii) subject to the emergency provisions of Section 2.4 hereof, negotiate and, when approved by Owner or consistent with the approved Budget, enter into agreements relating to the operation, repair, maintenance, service and/or promotion of the Property;
(iii) directly supervise and inspect the performance under all contracts and agreements, including without limitation, the supervision, inspection and observation of all servicing, cleaning, security, maintenance, repair, decorating or alteration work at the Property during the progress thereof, and the final inspection of the completed work and the approval or disapproval (as appropriate) of all bills submitted for payment. In connection with the foregoing, Manager shall obtain all necessary receipts, releases, waivers, discharges and assurances necessary to keep, and will use its best efforts to keep, the Property free from mechanics' and materialmen's liens and other claims, all of which documentation shall be in such form as required by Owner. Manager shall timely pay all bills of such contractors, suppliers and entities properly approved by Owner, but such bills shall be at the expense of the Property and shall be paid by Manager from the Disbursement Account described in Section 2.8(b) below.

     (c)All service contracts shall, unless expressly approved in writing by
Owner: (i) include a provision for cancellation thereof (without penalty) by
Owner on not more than thirty (30) days' written notice, (ii) require that all contractors provide evidence of insurance specified in Section 5.8 of this
Agreement, (iii) include a provision requiring the contractor to indemnify
Owner and Manager for willful misconduct, negligence and all actions in excess of the authority granted to the contractor under the terms of its contract with
Manager and (iv) include, unless waived by Owner, a provision requiring the contractor to either obtain all appropriate waivers in the approved format as
provided under applicable State law, or file a bond for the discharge of any mechanics' lien filed against the Property by contractors or subcontractors, in connection with work to be performed under the terms of the contract.  Unless
Owner specifically waives such requirement in writing, all service contracts
(other than those entered into for emergency purposes) providing for annual payments in excess of $5,000 shall be subject to bid under the procedure as specified below.

     (d)Except for contracts for emergency services or for rate-regulated utility service, all contracts for repairs, capital improvements, goods and services exceeding $5,000 shall, unless such requirement is waived in writing by Owner, be awarded on the basis of competitive bidding, solicited in the following manner:

     (i)A minimum of two (2) written bids shall be obtained for each purchase up to $10,000. Purchases over $10,000 will require a minimum of three (3) bids.

     (ii) Each bid will be solicited in a form prescribed by Owner so that bids will be comparable.

     (iii)Manager may accept the low bid without prior approval from Owner if the expenditure is for an item included within the approved budget and if the amount of such bid will not cause a material variance in any accounting category of the approved budget.

     (iv) Subject to Manager's rights under (iii) above, Owner shall be free to accept or reject any and all bids in its sole and absolute discretion.

     (v)Unless such requirement is waived in writing by Owner, each contract for purchases exceeding $10,000 shall be rebid annually in conjunction with the preparation of the proposed annual budget.

     (e)When taking bids or issuing purchasing orders, Manager shall use its reasonable best efforts to secure for, and credit to Owner any discounts, commissions or rebates obtainable as a result of such purchases.

     (f)Unless otherwise directed by Owner, Manager shall include in all contracts and agreements which Manager is empowered to execute on behalf of Owner, pursuant to powers granted in this Agreement or pursuant to other authorization by Owner, substantially the following provision:

"The liability of Owner shall be limited solely to the lesser of (a) $1,000,000 or (b) Owner's then equity interest , if any, in the Property, and only such equity interest of Owner, if any, in the Property, shall be liable for the payment and discharge of any obligations imposed upon Owner hereunder, and Owner is hereby released and relieved of any other obligations hereunder."

Section 2.6 Disbursements for Expenses of Property. Manager shall, consistent with the approved Budget, as described below, (i) make a careful audit of all bids received for services, work and supplies ordered in connection with maintaining and operating the Property, (ii) pay all such bills, which Manager determines are properly payable, (iii) pay water charges, sewer rent, and utility assessments and all other charges and impositions
(other than real estate taxes), as and when the same shall become due and payable, and (iv) pay the Management Fee (as defined in Section 2.2). All bills shall be paid by Manager on a timely basis and/or as directed by Owner solely out of the revenues generated by the Property or otherwise through funding reasonably determined necessary by Owner. Except to the extent any late charge or penalty is due to Owner's failure to provide adequate funds after receiving timely notice of such expected expenditures from Manager, Manager shall bear the cost of all late charges or penalties incurred due to the failure to timely pay any bill or expense due and owing.

Section 2.7 Collection of Monies. Manager shall use its reasonable best efforts to collect rent, income and all other charges due from tenants with respect to the Property and request, demand, collect, receive and receipt for all such rents and other charges. Owner also authorizes Manager, if previously approved in writing by Owner, to institute and execute legal proceedings for the collection of rental and the dispossession of tenants and other persons from the Property, in the name of and at the expense of Owner. Any request by Manager for a write off or discharge of any monies due and owing Owner shall be submitted in writing with supporting documents, to Owner for Owner's approval. Selection of legal counsel shall be subject to Owner's approval. Manager shall, promptly upon receipt of any of the above-referenced funds, deposit same into the Operating Account referred to in Section 2.8(a) below.

Section 2.8      Banking Accounts.

     (a)Operating Account. All rents and other revenue received from the operation of the Property by Manager from any source shall be deposited on a daily basis as received by Manager at such local bank as designated by Owner and in a separate, segregated operating account (the "Operating Account") that has been established by Owner. The Operating Account shall be swept by Owner via electronic transfer on a daily basis to an investment account maintained by Owner. Manager shall maintain a daily record of all deposits made, including copies of all checks received for deposit.

     (b)Disbursement Account. All Property expenses paid by Manager, as provided herein, are to be drawn on a separate disbursement account (the "Disbursement Account") that has been established by Owner which shall have two authorized signatories designated by Manager and approved by Owner. Any check in excess of $5,000 will require Owner approval prior to clearing the Disbursement Account. Owner will fund the Disbursement Account on a weekly basis, after receiving and approving the estimated total dollar amount requested from Manager.

     (c)Security Deposit Account.  All security deposits received by Manager shall be deposited on the date received into the Operating Account.  No interest shall be paid to any tenant with respect to any security deposit unless required by the lease terms or by state or local law, and then only to the extent required by law.  Any required payments of security deposits shall be made from the Disbursement Account referenced in Section 2.8(b) above.  If a separate, segregated security deposit account (the "Security Deposit Account")
is required, deposits will be made initially into the Operating Account, refunds will be made from the Disbursement Account, and the Security Deposit
Account will be adjusted up or down once each month to the proper book balance.
This adjustment will be via check drawn on the Security Deposit Account and deposited into the Operating Account or via check drawn on the Disbursement
Account and deposited into the Security Deposit Account.  All funds in the
Security Deposit Account shall be deposited, maintained, paid out as provided herein and in compliance with all applicable law and in accordance with the terms of any lease agreement.  Attached hereto and incorporated herein as
Exhibit C is a complete schedule of all security deposits for tenants in place
at the commencement of this Agreement.

Section 2.9 Personnel. Manager undertakes to use due care in the selection and supervision of personnel to operate and maintain the Property and of each person in the general employ of Manager to whom said duties are delegated. Manager shall investigate, hire, supervise and, as applicable, discharge the personnel reasonably necessary to be employed, consistent with approved budgetary guidelines, to maintain and operate the Property, in accordance with the standards set forth in this Agreement, including, but not limited to, on-site managers, leasing agents, marketing personnel, if any, maintenance personnel and maintenance supervisory personnel. Manager shall provide personnel capable of satisfactorily performing their duties and shall provide personnel for that purpose without regard to the race, color, creed, sex, age, disability or national origin of such personnel. Such pre-hiring investigation shall include reference checks, verification of education, a credit check, verification of employment history, determination whether a potential employee has any criminal convictions, and post-offer pre-employment drug tests. Such personnel shall, in every instance, be deemed employees of Manager and not of Owner. Owner shall have no right to supervise or direct such employees, and Manager agrees to be responsible for their activities and performances hereunder. In the event Owner believes Manager's employees' conduct is detrimental to the operation of the Property or Manager intends to make changes in supervisory personnel, Manager shall consult with and consider the recommendations of Owner. Manager shall in each instance advise Owner, in writing, of any proposed change in the on-site Manager or other supervisory personnel no less than thirty (30) days before such change is made unless Manager elects to terminate its on-site Manager or other supervisory personnel for cause, in which case Owner shall receive reasonable advance notice of such intended change in personnel. The work performed by Manager's on-site employees shall be exclusively for the benefit of the Property unless otherwise agreed to in writing by Owner. Nothing contained in this Section 2.9 is intended to give Owner the right to hire or fire any employee of Manager or characterize Owner as the employer of any such employee.

Except as provided in Section 2.2(b) hereof, all reasonable expenses, including payroll, customary payroll taxes and fringe benefits (including bonuses, 401K plans and other insurance or retirement benefits consistent with the approved Budget), medical and health insurance, workers' compensation, State and Federal employment taxes and Social Security contributions, shall be deemed to be expenses reimbursable to Manager by Owner, as evidenced by payrolls provided by Manager in such form and manner as may be reasonably required by the Owner and delivered with the monthly reports referred to in Section 2.3 hereof. Manager understands and agrees that Manager's relationship to Owner is that of an independent contractor. Manager will not represent in any manner that its relationship to Owner with respect to the management of the Property is other than that of an independent contractor having the authority to act as Owner's representative expressly pursuant to the terms and conditions of this Agreement. Manager will negotiate any applicable labor agreements relating to employees of Manager (subject, however, to the reasonable approval of Owner as to the final terms and conditions thereof), and cause to be prepared and filed the necessary forms of disability insurance, hospitalization, group life insurance, unemployment insurance, withholding taxes, and Social Security taxes and all other forms required by any Federal, state, county or municipal authority or labor union agreement.

Section 2.10     Tenant Lease Compliance, Service Requests and Complaints.
Manager shall maintain businesslike relations with tenants.  Tenants' service
requests shall be received, logged and considered in systematic fashion in order to show the action taken with respect to each.  A record of service requests shall be maintained by Manager for inspection by Owner.  Manager will not knowingly permit the use of the Property for any purpose which voids or increases the cost of any policy of insurance held by Owner or which might render any loss thereunder uncollectible or which would be in material violation of any legal obligation or insurance contract.  Manager shall use its reasonable best efforts and due diligence to secure full compliance by tenants with the terms and conditions of their respective leases, and to this end,
Manager shall use its reasonable best efforts and due diligence to see that all tenants are informed with respect to such rules, regulations and notices as may be promulgated by Owner.  Manager shall not knowingly take any action which would violate any tenant's lease, and shall promptly deliver to Owner any notice of default received from a tenant and use its reasonable best efforts and due diligence to cure such default.  Manager shall perform all duties of the Owner under each lease so that such lease shall remain in full force and effect and so that no claim of default shall be made against Owner as landlord by reason of Manager's acts or omissions.

In the event Manager incorrectly bills any tenant for less than the full amount of rent payable under any lease, Manager shall promptly take all reasonable steps to collect all unpaid rent. Manager shall promptly reimburse Owner for all amounts lost by Owner as a result of such incorrect billing including (i) all amounts which Manager is unable to collect after a reasonable period of time as a result of such error, and (ii) interest on all amounts due to Owner as a result of such error (whether or not such amounts are ultimately collected from appropriate tenants(s)) from the date Owner should have received such amounts if not incorrectly billed, at the lesser of (x) the maximum rate of interest permitted to be charged by Owner under applicable law or (y) three percentage points in excess of the "Prime Rate" (or if no longer publicly announced, the most nearly comparable rate as shall be available) of First National Bank of Chicago as publicly announced from time to time, with changes in such rate of interest to take effect on the date any such change is announced. At Owner's option, Owner may deduct such amount due to Owner (plus interest) from that portion of the Management Fee thereafter becoming due.

Notwithstanding the foregoing, Manager shall not commence any legal proceeding in performing its obligations under this Section 2.10, unless such proceeding, and the counsel retained in connection with such proceedings, are approved by Owner. Manager, at Owner's request, shall institute and coordinate such proceedings with counsel selected and approved in writing by Owner, provided, however, that Owner shall retain final authority over the conduct of any such proceedings. Manager shall have no obligation to institute in its name, or in Owner's name, any landlord/tenant proceedings, but Manager, at Owner's written request, and at Owner's expense to the extent any travel or out of pocket expenses are incurred, will assist Owner in any proceedings relating to the Property and instituted in Owner's name, which assistance will include, without limitation, coordinating and participating in such proceedings with Owner's counsel, all without additional cost to Owner.

Section 2.11 Books and Records. Manager shall maintain at the Property, originals of each of the following: proper accounting books and journals and orderly files containing originals of all rent records, insurance policies, leases, correspondence, receipted bills and vouchers, and all other documents and papers pertaining to the Property or the operation thereof. It is specifically agreed that the originals of the foregoing documents shall be the sole property of Owner, and that Manager shall, upon the written request of Owner, deliver any or all such original documents (or if such originals are not in Manager's possession, then exact copies of such originals) to Owner or to Owner's attorneys, accountants or other representatives of Owner, provided, however, that Manager shall be entitled to retain copies of the foregoing documents for internal audit and accounting purposes by its attorneys, accountants, or employees and for no other purpose. After a three (3) year period, Manager may transfer certain records to microfilm (in which case such microfilm shall be treated as the original under this Section) and thereafter deliver to Owner the actual originals. Manager agrees to keep all financial and leasing information concerning the Property confidential at all times during and after the term of this Agreement; and no such information shall be given to any third party without the prior written consent of Owner except as required by law or by legal proceedings.

Section 2.12     Preparation of Annual Budget.

     (a)No more than thirty (30) days after the commencement hereof and thereafter at least one hundred twenty (120) days prior to the commencement of each calendar year (unless otherwise directed by Owner), so long as this Agreement is in effect, Manager shall prepare and deliver to Owner a proposed budget, which after approval by Owner shall be deemed the approved budget (the "Budget"). The format, to be designated by Owner, shall set forth, in reasonable detail and on a monthly basis, an itemized statement of the estimated disbursements for such period, including but not limited to all normal operating costs, expenses relating to tenant improvements, management fees, real estate taxes, mortgage payments, insurance premiums, employee salaries and similar items, a schedule of necessary capital expenditures reasonably detailing each item and the estimated cost thereof (the "Capital Expense Schedule"), and the estimated income for such period based on a schedule of minimum rents (the "Rent Schedule"). If Manager believes it is desirable to change the Rent Schedule or the Capital Expense Schedule, Manager shall provide written notice to Owner of the changes sought. All such changes shall require the specific written approval of Owner prior to implementation. No annual Budget shall become effective until Owner has approved such Budget in writing. In the event that Owner disapproves any proposed Budget submitted by Manager during the term of this Agreement, then such Budget shall be resubmitted by Manager within fourteen (14) days of receipt of Owner's written notice which shall contain specific objections thereto.

     (b)Manager agrees to use due diligence and to employ its reasonable best efforts to ensure that the actual costs of maintaining and operating the Property shall not exceed the amount provided therefor in the applicable Budget (either total or in any line-item) except as expressly set forth below. Except with respect to expenditures for emergency services or utilities, Manager shall not incur any expense which would (i) cause any single line item indicated in the Budget to be exceeded by $1,000.00 or (ii) together with other previous expenses, in any major category of the Budget, exceed the budgeted amount in such category by more than five percent (5%) on a quarterly basis, without the prior written consent of Owner, and Manager shall promptly notify Owner of any projected material variance. Until such time as a new budget has been approved, the parties shall continue to operate under the last Budget. Manager shall not transfer any amounts from one expense item to another (other than from any contingency item to a specific line item) without Owner's prior written consent. Any budgeted amounts which have not been spent by the end of the Calendar Year shall be reduced to zero for the beginning of the next Calendar Year.
     (c)The Budget shall be reforecast quarterly. Each quarterly budget reforecast will show actual quarterly figures with a revised year-end budget to reflect actual quarterly results. Owner shall advise Manager in writing of the format and dates of the budget desired by Owner for the next succeeding Calendar Year.

Section 2.13 Compliance with Laws and Contracts. Manager shall use its best reasonable efforts to comply with, and cause the Property to be kept, maintained, used and occupied in compliance with, the following (as now in effect or as may hereafter be in effect) which relate to or affect the Property, the operation or management of the Property or Owner's interest in the Property (collectively the "Requirements"): (a) any and all orders, regulations or requirements affecting the Property of any federal, state, county or municipal authority having jurisdiction thereover, and orders of the Board of Fire Underwriters or other similar bodies, (b) all present and future covenants and restrictions whether or not of record, use permits and development agreements, which may be applicable to the Property and/or its operating and management (including, without limitation, laws, ordinances, rules, regulations, requirements, leases, covenants, and restrictions prohibiting restraint of trade, or discrimination whether on the basis of race, creed, color, national origin, age, sex, marital status, or otherwise); (c) any direction or occupancy certificate issued pursuant to any law, regulation or rule by any public officer; (d) the terms and conditions of any mortgage or deed of trust so long as copies of all or relevant portions of such documents have been provided to Manager; and (e) the provisions of any insurance policy or policies insuring Owner's interest in the Property (so as to not affect the insurance coverage or increase the premium rate therefor). If Owner contests any of the above Requirements, Manager shall participate in such contest to the extent requested by Owner; however, the actual cost of any reasonable travel or out of pocket expenses incurred by Manager shall be borne by Owner. Such participation shall include, without limitation, coordinating such contests with Owner's counsel, without additional cost to Owner. Manager shall not comply with any such Requirement if Owner directs Manager in writing not to comply. So long as Manager has provided full disclosure to Owner of the facts relevant to the noncompliance with any Requirement, Owner agrees to indemnify, defend and hold Manager harmless from any and all direct liability, loss, cost, expense or claim to any third party as a result of Manager's failure to comply with any Requirement at the express written direction of Owner. Manager shall obtain, as an expense of the Property, any business license and/or operating permit which may be required for the operation of the Property. This does not include any license required by Manager to perform the services set forth herein.

Section 2.14 Designated Representative. Manager shall identify a designated District Manager who shall oversee the on-site personnel (subject to the approval of Owner), who will be an employee of Manager. Manager agrees that the designated District Manager will devote sufficient time and efforts to the management of the Property as are necessary or expedient to fulfill the Manager's obligations hereunder, in accordance with good management practice. It is understood and agreed, however, that all salary and commissions to or with respect to the activities of the District Manager shall be paid by Manager out of the Management Fee and not by Owner, and that Manager will replace the District Manager if deemed necessary by Owner.

Section 2.15 Limitation of Authority. Notwithstanding any provision of this Agreement to the contrary, Manager shall not, without the prior written consent of Owner, exercise any right not expressly set forth hereinabove, including but not limited to:

     (a)Make any expenditure, whether from the Operating Account or otherwise, or incur any obligation on behalf of Owner, except for (i) expenditures or obligations approved by Owner in writing, (ii) expenditures made and obligations incurred directly pursuant to the Budget, and (iii) expenditures made in emergencies pursuant to Section 2.4 (all other obligations incurred or expenditures made by Manager shall be deemed unauthorized and Manager shall hold Owner harmless from and indemnify Owner against any and all such obligations or expenditures);

     (b)Sell, convey or otherwise transfer, pledge or encumber any property or other asset of Owner;

     (c)Retain architects, engineers, attorneys, accountants or other professionals on behalf of Owner;

     (d)Institute or defend lawsuits or other legal or administrative proceedings on behalf of Owner;

     (e)Pledge the credit of Owner except for purchases made in the ordinary course of operating the Property or as otherwise contemplated pursuant to this Agreement;

     (f)Obligate Owner for the payment of any fee or commissions to any real estate agent or broker other than fees or commissions incurred pursuant to leasing agreements approved in writing by Owner;

     (g)Borrow money or execute any promissory note or other obligation or mortgage, deed of trust, security agreement or other encumbrance in the name of or on behalf of Owner; or

     (h)Permit any officer or employee of Manager or any third party to handle, have access to, or be responsible for, monies or personal property of Owner or bank accounts related to the Property (including the Operating Account and the Security Deposit Account), unless the same are bonded or insured pursuant to Section 5.4 below.

Section 2.16 Owner's Approval. With respect to those activities of Manager hereunder which require Owner's approval of such activity or the cost thereof, if Owner fails to approve either the activity or the costs, which Owner may do in its sole and absolute discretion, then Manager shall not be responsible to provide the activity until Owner's approval is obtained.
Manager shall be obligated to timely seek approval of such matters from Owner. So long as Manager has acted timely and diligently and has provided Owner with all relevant information, Manager shall not be responsible for any direct loss, cost or expense arising from its failure to act.

Section 2.17     Audit.  Owner shall have the right, at any time and from time to time, to cause a physical inspection and/or financial audit of Manager's operation of the Property for any fiscal year or portion thereof.  The financial audit may be made by Owner's in-house audit staff, accounting personnel, a certified public accountant or firm of certified public accountants of recognized national standing selected by Owner.  If any physical inspection by Owner's representative reveals that Manager has been negligent or failed to timely oversee, observe or monitor the activities of its employees or of any third party engaged to perform services at the Property and such failure
results in additional costs or expenses to be incurred by Owner, including but not limited to the repair or replacement of any equipment or improvements located on the Property, Manager shall bear the entire cost thereof, which amount shall be deducted from the Management Fee due Manager.

The results of any such financial audit shall be binding upon Owner and Manager. If such financial audit shall reveal an overstatement or understatement of Gross Cash Receipts for the period in question and a consequent overpayment or underpayment of amounts paid to or payable by Manager with respect to such period, an adjustment shall be made whereby the amount of any such overpayment shall be paid over or credited to Owner by Manager, as Owner may elect, or Owner shall pay over to Manager the amount of any such underpayment, as the case may be. Any payment to Owner required by this
Section 2.17 shall be payable with interest thereon from Manager's own funds from the date of the applicable overstatement, at the "prime rate" from time to time announced by First National Bank of Chicago. In the event the audit reveals that there has been an overpayment to Manager, the cost of the audit shall be borne by Manager. In all other instances, the cost of any audit shall be an expense of the Property. The provisions of this Section 2.17 shall survive the termination of this Agreement.

Section 2.18 Determination of Market Management Fee Levels. Owner and Manager agree that Owner may conduct periodic determinations of property management fees customarily charged for the market in which the Property is located and shall perform such determinations in a manner consistent with past practices.
                                  ARTICLE III
                      LEASING DUTIES AND RESPONSIBILITIES

Section 3.1 Performance of Duties. Owner and Manager agree that during the term of this Agreement, Manager is hereby appointed the exclusive leasing agent for the Property, and neither Owner nor Manager will authorize or permit any other person, firm or corporation to negotiate on behalf of Owner or act as leasing agent on behalf of Owner for any leases for space in the Property unless agreed to in writing by both parties. Owner and Manager further agree that Manager shall not represent any tenant or proposed tenant of the Property or any portion thereof. Manager, in fulfilling its leasing obligations for the Property, shall, subject to the Owner's approval where required herein, perform the duties expressly set forth below.

Section 3.2      Leasing Coordination.

     (a)During the term of this Agreement, Manager shall use its reasonable best efforts and due diligence to solicit and procure new tenants for the apartments within the Property and shall further solicit renewals, expansions and extensions of all existing tenants at the Property. Manager's operation in connection with such leasing activities will be staffed as reasonably necessary during customary business hours by Manager's leasing representatives. The office space in the property designated by Owner, from time to time, as the management office shall be utilized for leasing activities during customary business hours by Manager.

     (b)Subject to the prior approval of Owner and, to the extent provided for in the Budget, at Owner's cost and expense, Manager shall advertise such space or apartments as are or will become available for rent in the Property and arrange for or engage outside advertising firms to prepare such signs, brochures and other forms of advertising as Manager may deem advisable. Manager shall not use Owner's name in any advertising or promotional material without Owner's express prior written approval. Advertising and promotional materials shall be prepared in full compliance with Federal, state and municipal laws, ordinances, regulations and orders. Any reasonable costs of printing leasing brochures and other promotional material shall be paid by Owner to the extent provided for in the Budget and otherwise to the extent approved in writing by Owner.

     (c)Manager shall acquire and maintain a thorough knowledge of the leasing market for space similar to that contained in the Property, prepare a Leasing and Marketing Plan (which will include, without limitation, analysis of the Property's leasing activity, market absorption and projected leasing activities); recommend pricing and marketing strategies for Owner's consideration; and establish general leasing procedures.

     (d)Manager shall solicit and negotiate leases with desirable tenants financially satisfactory to Owner in its sole and absolute discretion and for uses consistent with the character of the Property as a first-class property and shall prepare (or cause to be prepared at Owner's expense) all prospective leases. All leases will be prepared in accordance with Owner's leasing guidelines, as more particularly set forth in Section 3.4, and shall be on a standard form of lease approved by Owner.

Leasing criteria shall be applied by Manager so that there shall be no discrimination against, or segregation of, any person or group of persons on account of race, color, creed, religion, age, sex, familial status, national origin, or ancestry, in the leasing, subleasing, transferring, use or occupancy of the Property. Manager shall take all proper and necessary action to cause the Property to be kept, maintained, used and occupied in compliance with all applicable federal, state and local fair housing laws, regulations and ordinances, including, but not limited to, the Fair Housing Act of 1968 (as amended), and, where applicable, the Americans with Disabilities Act of 1990. Manager shall submit to Owner financial statements, guarantees and other data pertaining to prospective tenants as requested and shall take all necessary and proper action to collect and deliver to Owner advance rent and security deposits required by any lease.

     (e)Owner agrees that during the term of this Agreement, in which Manager is the exclusive leasing agent, it will not authorize or permit any other person, firm or corporation other than Manager to have or maintain any rental or "For Rent" sign in or about the Property, or any part thereof without the prior written consent of Manager (which consent shall not be unreasonably withheld), and will keep Manager informed concerning inquiries for space or negotiations for space by any person, firm or corporation other than Manager. Manager shall have the right to display on the Property suitable signs to the effect that Manager is the manager of the Property and that space or apartments within the Property are for rent, said signs being subject to Owner's prior written approval as to form and content.

     (f)Manager shall fully cooperate with other reputable and active licensed real estate brokers to lease such space or apartments. All terms and conditions of any brokerage agreement with such cooperating brokers shall be on a standard form approved by Owner and any variance from such form, which is adverse to Owner, shall be subject to Owner's prior written approval. Owner may deal directly with such brokers.

Section 3.3 Meetings with Owner. Manager shall meet with Owner from time to time as may be reasonably requested by Owner to advise Owner as to the status of the leasing activities for the Property and to apprise Owner of its marketing program and any alternative approaches which may be undertaken to maximize leasing. Manager shall assist Owner in connection with all matters and questions pertaining to activities hereunder and shall use its best efforts to coordinate marketing requirements with all other planning considerations of Owner with regard to the development of the Property. Manager shall not be entitled to any additional compensation from Owner in connection with such activities.

Section 3.4 Leasing Guidelines. Owner shall, from time to time, provide Manager with leasing guidelines outlining the leasing requirements. Such guidelines shall include, without limitation, permitted parameters regarding
term, rental rates and lease concessions, if any.   Manager shall have no
authority to vary lease terms from the parameters set forth in the leasing guidelines, or otherwise bind Owner with respect to any tenant unless otherwise agreed to by Owner.

Section 3.5 Owner's Negotiation of Leases. Owner may negotiate leases directly with prospective tenants and may discuss directly with tenants, and/or brokers, terms of leases being negotiated by Manager; provided, however, that Manager shall not cease to be Owner's leasing broker under this Agreement with respect to such leases as a result of such negotiations by Owner.

Section 3.6 Leasing Reports. Manager shall prepare and submit the following reports and statements, the forms of which shall be subject to the approval of Owner:

     (a)On or before the tenth (10th) day of each calendar month, Manager shall, at its sole cost and expense, submit to Owner, for Owner's approval, a detailed report and with such supporting evidence as may be requested by Owner, summarizing the following activities for the preceding calendar month:

        1.Leases executed;
        2.Written lease proposals;
        3.Rents received;
        4.Security deposits received;
        5.Current and projected vacancies;
        6.Leasing commissions or locator fees earned on each lease; and 7.Actual year-to-date leasing results vs. budgeted leasing results.

If requested by Owner, said report shall be rendered weekly instead of monthly.

     (b)On or before the thirtieth (30th) day after the end of each calendar year, Manager shall, at its sole cost and expense, submit to Owner an annual report summarizing all leasing activities and all receipts and remittances for the preceding calendar year.
                                  ARTICLE IV
                       CONSTRUCTION MANAGEMENT SERVICES

Section 4.1 Construction Management Services. Manager shall order labor and materials and provide the associated supervision and direction ("Construction Management Services") for the installation of such renovations, improvements and/or alterations to the building site, common areas or tenant's premises as may be required by the terms of any lease with such tenant. Further, Manager shall, at the cost and expense of Owner as approved by Owner in advance, provide labor and materials, through contractors approved in writing by Owner, to perform such work. Notwithstanding the foregoing, Manager shall provide the services of its regional engineers to assist Manager in the preparation of annual budgets and five (5) year projections at no additional expense to Owner. Further, to the extent approved in writing by Owner, on a project by project basis, Owner agrees to reimburse Manager for the cost of Owner's use of Manager's regional engineers calculated utilizing an hourly rate of the engineer's base salary multiplied by a factor of 1.30 plus all direct reasonable travel and out of pocket expenses.

Section 4.2 Performance of Duties. Manager (at no expense to Owner) shall review proposed plans for repairs, alterations and installations in order to assure that they: (i) comply with all legal requirements and insurance requirements (based upon certifications by engineers and architects retained, as applicable, at Owner's or tenant's expense); (ii) do not negatively affect the structural, electrical, mechanical and life safety systems of the Property (provided that if Manager should be aware that there is any material possibility of any such negative effect Manager shall so advise Owner; and, if Owner chooses to have its own engineers review such plans, Manager shall supply such information as Owner's engineers may require, and, notwithstanding anything in this Agreement to the contrary, Manager shall not approve such plans until the review by Owner's engineers has been completed and no objection has been rendered by the engineers); and (iii) do not interfere with essential building services to other tenants.

Section 4.3 Insurance. Manager will require, and use its reasonable best efforts to assure that all parties performing work or providing labor, goods, utilities or services to or at the Property maintain all insurance requirements satisfactory to Owner and any mortgagee of the Property or any portion thereof (so long as such mortgagee's requirements have been communicated to Manager), including, but not limited to, Workers' Compensation Insurance, Employer's Liability Insurance and insurance against liability for injury to persons and property arising out of all such contractors', suppliers', or other entities' operations, and the use of owned, non-owned or hired automotive equipment in the pursuit of all such operations.
                                   ARTICLE V
                                   INSURANCE

Section 5.1 Owner's Insurance. Owner shall carry, at its own expense, commercial general liability insurance in such amounts that Owner, in its sole and absolute discretion, deems necessary for the protection of Owner's interests in the Property and such insurance shall be deemed the primary insurance on the Property. Policies of commercial general liability insurance carried by Owner shall include Manager (including the employees of Manager) as an additional insured party only in Manager's capacity as Manager of the Property. Commercial general liability insurance policies shall contain (i) a severability of interest insurance clause, (ii) coverage for contractual liability and personal injury liability and (iii) a waiver by the insurance company of all right of recovery by way of subrogation against Manager, its shareholders, officers, directors, agents and employees in connection with any damage covered by such insurance company's policy (if such coverage is available only at additional cost to Owner, Manager shall pay such additional cost). The insurer or insureds, the coverages and the amounts of coverage shall be determined by Owner in its sole discretion, but shall be commercially reasonable under the circumstances. Owner shall furnish or cause to be furnished to Manager certificates of insurance evidencing the foregoing insurance. Such coverage may be provided by an umbrella policy covering other properties owned by Owner or the parent or an affiliate thereof.

Section 5.2 Manager's Liability Insurance. Manager shall cause to be placed and kept in force during the term of this Agreement, at its sole cost and expense, commercial general liability insurance per location with no less than $2,000,000 bodily injury per person, $3,000,000 per occurrence and $500,000 property damage or $3,000,000 combined single limit. The policies shall be issued by companies of recognized financial standing authorized to issue such insurance in the state where the Property is located, and shall name the Owner as an additional insured.

Section 5.3 Workers' Compensation Insurance. Manager, at the cost and expense of Owner, shall obtain and maintain Workers' Compensation Insurance (including Employer's Liability Insurance in amounts of no less than $1,000,000 per occurrence, $1,000,000 aggregate minimum) covering all employees of Manager employed in, on or about the Property, so as to provide statutory benefits as required by the laws of the state in which the Property is located.

Section 5.4 Bonding of Manager's Employees. Manager's on-site employees handling funds of Owner shall be bonded by a fidelity bond at Manager's expense, and evidence satisfactory to Owner shall be furnished to Owner that such bond is in effect at least yearly or as often as Owner shall require.
Such bond shall provide coverage for employee dishonesty and criminal acts of at least three times the average monthly rental income at the Property or such greater amount as may be reasonably required by Owner, with no deductible thereunder exceeding $10,000.00. Such bond must be tendered to Owner prior to Manager's assuming management of the Property, must be reasonably acceptable to Owner in all respects, must provide for the bonding company to provide to Owner thirty (30) days prior notice of any termination, non-renewal or modification of the bond, and prompt notice of any non-payment under the bond.

Section 5.5      Errors and Omissions Insurance.  Manager shall furnish and maintain throughout the term of this Agreement, a policy for professional liability insurance with a per claim limit of liability of not less than Five
Million Dollars ($5,000,000.00) with a deductible not to exceed $50,000.00 or
as otherwise approved in writing by Owner.

Section 5.6 Manager's Insurance Policies. Manager shall furnish, or cause to be furnished to Owner, certificates of insurance evidencing all bonds and other insurance which Manager is required to maintain pursuant to this Agreement. All insurance policies maintained by Manager (other than Worker's Compensation coverages) shall name Owner and Manager as named insureds, as their respective interests may appear, shall be issued by companies of recognized financial standing having a Best Guide rating of no less that A-X, authorized to issue such insurance in the state where the Property is located and shall provide that in the event of cancellation of the policy in whole or in part, or a reduction as to coverage or amount thereunder, whether initiated by the insurer or any insured, the insurer shall give not less than thirty (30) days' advance written notice by registered or certified mail to Owner.

Section 5.7 Insurance Claim Administration. Manager shall provide timely written reports to Owner, and as further directed, in writing by Owner to the insurance carrier concerning all accidents and claims for damage relating to the ownership, operation and maintenance of the Property promptly after it is made aware thereof, and shall promptly prepare any reports required by Owner or an insurance carrier in connection therewith. A copy of any such reports above referenced shall be delivered to Owner's representative. Manager is not authorized to settle any claims with or against insurance companies arising out of any policies, including the execution of proofs of loss, the adjustment of losses, signing of receipts, and the collection of money, without the express written consent and approval of Owner.

Section 5.8 Waiver of Subrogation. Owner hereby waives all rights of recovery against Manager and/or any insurance carrier of Manager for any loss to the extent such loss is insured under any insurance policy covering the Property, except to the extent any such claim or liability is based upon or the result of the negligence, intentional or willful misconduct of Manager or of Manager's employees. Manager hereby waives all rights of recovery against Owner and/or any insurance carrier of Owner for any claim or liability to the extent such claim or liability is based upon or the result of the negligence or willful misconduct of Manager or Manager's employees. Each party agrees to obtain endorsements to its policies, to the extent such endorsements are obtainable from the insurance company, acknowledging such waivers. Nothing herein nor any insurance obtained or applied for by Owner or Manager shall be construed as implying that Owner or Manager is subject to any liability to which it would not otherwise be subject.
Section 5.9 Contractor's Insurance Requirements. Manager shall require that each contractor engaged to perform any work at the Property maintain insurance coverage, at the contractor's expense, in not less than the following amounts:

     (i)Worker's Compensation - Statutory amount;
     (ii) Employer's Liability - $100,000 minimum
     (iii)Comprehensive General Liability - $2,000,000 combined single limit for personal injury and property damage; and
     (iv) Automobile Liability - $1,000,000 combined single limit.

Manager shall not waive any of the above requirements without Owner's prior written consent. Owner may, by written notice to Manager, require the maintenance of insurance in higher amounts than those specified above if, in Owner's reasonable judgment, the work to be performed on the Property by such contractor is particularly hazardous. Manager shall obtain and keep on file a Certificate of Insurance evidencing the insurance required herein naming Owner and Manager as additional insureds, and shall provide Owner with copies thereof.
                                  ARTICLE VI
                                INDEMNIFICATION

Section 6.1 Indemnification by Owner. Owner shall indemnify and save Manager harmless, except in cases of fraud, willful misconduct or negligence of the Manager, its employees and agents, from (i) all claims arising out of the course of Manager's duties in connection with the management and, where applicable, the leasing of the Property and from liability for injuries suffered by third parties while on the Property, and (ii) all claims arising from Manager's failure to make any payments to the extent Owner fails to make funds available as required herein; Owner further agrees to reimburse Manager for court costs and other reasonable expenses, including reasonable attorneys' fees, incurred by Manager in defending any action brought against Manager for injury or damage claimed to have been suffered upon the Property, except such claims arising from the fraud, willful misconduct or negligence of Manager, its employees and agents. Manager shall not be liable for any good faith error of judgment or for any mistake of fact or law, or for anything which it may do or refrain from doing in good faith and in pursuance of its duties and activities hereunder, except in cases of fraud, willful misconduct or negligence of Manager and/or its employees and agents.

Section 6.2 Indemnification by Manager. Manager agrees to indemnify, defend and hold Owner harmless from any and all liability, claim, loss, cost, damage or expense (including without limitation, attorneys' fees and expenses) to any third person incurred by reason of any acts of commission or omission or any negligent or tortious acts by Manager or its respective agents or employees. Without limiting the foregoing, Manager shall:

     (a)Be fully responsible for the performance of all of its employees and agents;

     (b)Pay any sums as are due to contractors or other parties as a result of Manager's failure to abide by the terms of any contract, agreement or other arrangement;

     (c)Hold Owner harmless from and indemnify Owner against any and all obligations and expenditures incurred or made by Manager and not made pursuant to an approved Budget or otherwise approved by Owner or as authorized herein; and

     (d)Be fully responsible for all costs and expenses reasonably incurred by Owner arising out of the failure of Manager or its employees to fully control and secure the Property as expressly required herein and as approved by Owner including but not limited to any claims, costs or expenses directly or indirectly associated with the misuse of keys accessing any portion of the Property, including, but not limited to, keys to tenant spaces.

In such event, Manager shall pay over, reimburse and make good to Owner all sums of money that Owner shall pay, or cause to be paid, or become liable to pay, under or by reason of this Agreement, including any and all charges and expenses of whatsoever kind and nature in connection therewith or in connection with any litigation, investigation or other matters in connection with such payment or payments. Notwithstanding the foregoing, Owner agrees not to hold Manager liable under this Section except to the extent Owner is unable to recover any loss from:

     (i)any third party insurance carriers pursuant to any insurance policies
     maintained by Owner or Manager or contractors or other parties on the
     Property (provided that Manager shall take all proper and necessary action to file the appropriate claims under such insurance policies);

     (ii) any indemnities, warranties or guarantees granted to Owner or Manager by any vendors or contractors (provided that Manager shall take all proper and necessary action to enforce any such indemnities, warranties or guaranties); or

     (iii)where applicable on commercial properties, any operating expense pass-through provisions contained in any leases of space in the Property.

Section 6.3      Environmental Liabilities.

     (a)Except as expressly set forth in subsection (b) below, Owner shall indemnify, defend and save Manager and its employees harmless from and against any and all liabilities, claims, losses, costs, damages and expenses which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Manager or its employees (including without limitation, court costs and attorneys' fees) for, with respect to, or as a direct or indirect result of, a release at any time during the term of this Agreement, and from time to time (including, without limitation, any liabilities asserted or arising under the applicable environmental statutes). Manager agrees to use its reasonable best efforts and due diligence to prevent a release and to cooperate in Owner's efforts to remove and/or mediate any such release and, at Owner's request and discretion, to coordinate and supervise any contractor's responsible for the removal of any Hazardous Materials discovered at the Property.

     (b)Except as expressly set forth in subsection (a) above, Manager shall indemnify, defend and hold Owner harmless from and against, and shall immediately notify Owner of, any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and attorneys' fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Owner or Manager for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, the Property into or upon any land, the atmosphere, or any watercourse, body of water or wetland, of any Hazardous Material which exists on, under or at the Property at any time during the term of this Agreement, and from time to time, (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Statutes) caused solely by the act of Manager, its agents or employees or the failure by Manager, its agents or employees to act in accordance with the requirements of this Agreement, and the foregoing provisions set out in Section 6.3 (a) and (b) shall survive the termination of this Agreement forever.

     (c)Manager shall ensure that all subcontracts that it enters into on behalf of Owner during the term of this Agreement, except as otherwise approved by Owner, contain provisions (i) prohibiting the subcontractor thereunder, and their respective sub-subcontractors, from introducing any Hazardous Materials into the Property without the prior written consent of the Owner (except in accordance with normal operating practice and environmental statutes); (ii) requiring such subcontractor to promptly notify Owner and Manager of any accidental release of Hazardous Materials on or adjacent to the Property; and
(iii) indemnify Owner and Manager against any release of Hazardous Materials caused by the negligence or willful misconduct of such subcontractor or its agents or employees. Manager shall further provide notice to all necessary parties, including all subcontractors, contractors and tenants of the existence of any Operations and Maintenance Program ("O&M Plan") which has been put into place by Owner and assure ongoing compliance therewith.

     (d)For purposes of this Agreement, "Hazardous Material" means and includes any hazardous substance or any pollutant or contaminant defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect (collectively, the "Statutes"), or any other hazardous, toxic or dangerous waste, substance or material.
                                  ARTICLE VII
                         GENERAL TERMS AND CONDITIONS

Section 7.1 Limitation of Agency. Nothing contained in this Agreement or in the relationship of Owner and Manager shall be deemed to constitute a partnership, joint venture or any other relationship, and Manager shall at all times be deemed an independent contractor for purposes of this Agreement. Nothing herein contained shall be deemed to constitute Manager as the agent of Owner except as such rights are expressly granted or authorized herein, which shall specifically exclude any rights with respect to the sale, transfer, mortgaging or other financing of the Property.

Section 7.2 Notices. All notices, requests, demands, consents, approvals, waivers or other communications given to any party under this Agreement or in connection with this Agreement shall be in writing and shall be personally delivered, sent by nationally recognized overnight air courier or by certified or registered mail, return receipt requested, postage prepaid, addressed to such party at its address set forth below. Copies of such notices shall be sent by facsimile to the facsimile number set forth below. Notice shall be given to Owner at:

     c/o The Balcor Company
     Bannockburn Lake Office Plaza
     2355 Waukegan Rd., Suite A200
     Bannockburn, Illinois 60015
     Attn:  Asset Management Department
     FAX No. (708) 317-4464

with a copy to:

     The Balcor Company
     Bannockburn Lake Office Plaza
     2355 Waukegan Rd., Suite A200
     Bannockburn, Illinois 60015
     Attn:  Legal Department
     FAX No. (708) 317-4458

and notice shall be given to Manager at:

     Insignia Management Group, L.P.
     One Insignia Financial Plaza
     P.O. Box 1089
     Greenville, South Carolina  29602
     Attn:  District Manager
     FAX No. (803) 239-1096

Notices given in compliance with the foregoing provisions shall be deemed given when received, as evidenced by acknowledgement of delivery upon personal delivery or by execution of return receipt when mailed as aforesaid or by the air courier's receipt, as the case may be. Either party shall give the other written notice of any change of address for delivery of all subsequent notices.

Section 7.3 Choice of Laws. This Agreement is made pursuant to, and shall be governed by and construed in accordance with, the laws of the state of Illinois, however, all issues relating to the compliance with state specific regulatory and licensing requirements shall be governed by the laws of the state in which the Property is located.
Section 7.4 Jurisdiction. The parties agree that any legal action, suit or proceeding arising out of or in connection with this Agreement may be brought in the appropriate court in Cook County, in the State of Illinois.

Section 7.5 Non-Assignability. Except as provided herein, Manager shall not assign or in any way voluntarily or involuntarily transfer or convey this Agreement or any interest herein or any right, title, interest or obligation hereunder without the prior written approval of Owner, which may be given or withheld in Owner's sole and absolute discretion. In the event Owner consents to an assignment, Manager shall remain absolutely and primarily obligated to Owner for the full and complete performance of Manager's duties and discharge of Manager's obligations under this Agreement and Owner shall have no liability to such assignee by reason of any such agreement between Manager and assignee or any performance rendered by assignee in pursuance of this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, this Agreement may be assigned to any entity controlled by Manager or Manager's ultimate parent, without Owner's prior written consent (but with no less than thirty (30) day's prior written notice to Owner) so long as Manager named herein remains fully and absolutely liable for all of its obligations hereunder. If Manager shall in any way assign, transfer or convey its right, title or interest hereunder without Owner's prior written approval, except as expressly permitted herein, Owner shall have the right to immediately terminate this Agreement for cause.

Section 7.6 Waiver. No waiver of any breach or default hereunder shall be implied from any omission of the non-defaulting party to take any action on account of such breach or default if such breach or default persists or is repeated, and no express waiver shall effect any right of action on account of any default or breach other than the default or breach specified in the express waiver, and then only for the time and to the extent therein stated.

Section 7.7 Remedies. Except as otherwise expressly provided herein, all rights and remedies herein enumerated shall be distinct, separate and cumulative and none shall exclude any other right or remedy allowed by law or in equity, and said rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises. If a legal or equitable action is brought to enforce the terms of this Agreement, the prevailing party shall be entitled to collect its costs, including reasonable attorneys' fees and expenses of appeal, if any.

Section 7.8 Severability. If any provision or term of this Agreement shall be determined by any court of competent jurisdiction to be invalid or unenforceable for any reason whatsoever, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent of the law.

Section 7.9 Counterparts. This Agreement may be executed in a number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

Section 7.10   Headings.  All headings herein are inserted only for convenience
and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

Section 7.11 Exculpation. No officer, director, shareholder, agent, employee or partner of Owner shall have any personal liability of Owner's obligations under this Agreement. Owner's liability under this Agreement shall be limited as set forth in this Agreement to its interest in the Property.

Section 7.12 Representations. Manager and Owner each represent and warrant that each has full power and authority to enter into this Agreement and discharge their duties hereunder.

Section 7.13 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the leasing and management of the Property. Any modification, change or amendment of this Agreement shall be in writing and executed by Owner or Manager.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

OWNER:                             MANAGER:

                                   Insignia Management Group, L.P.

By:                                By:
    --------------------------         -----------------------
    Its authorized agent               Its authorized agent

Witness:                           Witness:
        ----------------------              -------------------

Dated:                             Dated:
       --------------                     ----------------



                                   EXHIBIT A

                             INTENTIONALLY OMITTED
                                   EXHIBIT B

                       SUMMARY OF REPORTING REQUIREMENTS

Monthly:

Bank Reconciliations (by the 20th calendar day)
Market Information
Monthly Transaction Statement
Rent Roll
13 Month Rental Income Trend Report
13 Month Total Income Trend Report
26 Week Occupancy Trend Report (to be provided weekly)
13 Month Delinquency Trend Report
Monthly and Year-to-Date Delinquency and Write-off Report
Net Operating Cash Flow and Net Rental Income Comparison Report
Street Rent/Concession/Effective Rent Trend Report
Move-In Rent/Renewal Rent Report
Traffic Summary Report (Closing Ratios)
Occupancy/Availability by Unit Type Report
Property Trend Analysis
Property Activity Report (To be provided weekly)
Apartment Status Report
Monthly Concession Report
Monthly Prepaid Report
Monthly Vacant Days Report
Monthly Economic Occupancy Trend Analysis
Monthly Turnover Report
Monthly MTM and Leases Expiring Report

Quarterly:

Quarterly Budget Update/Reprojections
Quarterly and Year-to-Date High, Low, Closing and Average Occupancy Report Schedule of non-recurring repairs and maintenance and capital improvements in excess of $5,000 per repair/project.
Quarterly budget update/reprojections (See Sections 2.3 & 2.12)
                                   EXHIBIT C

                         SCHEDULE OF SECURITY DEPOSITS
                         PROPERTY MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT, (which, as amended from time to time, shall be deemed the "Agreement") is made and entered into this ____ day of __________, 19____ by and between ________________________________________, an Illinois
limited partnership ("Owner"), and INSIGNIA COMMERCIAL GROUP, INC., a Delaware corporation ("Manager").

                                  WITNESSETH

WHEREAS, Owner is the owner of certain property with improvements located thereon and commonly known as ______________________________________, located in ________________________________________________; and

WHEREAS, Owner intends to retain the services of Manager, as an independent contractor, to manage and operate the property pursuant to the express terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                 APPOINTMENT OF MANAGER, TERM AND TERMINATION

Section 1.1 Exclusive Agency. Owner hereby hires and appoints Manager on the terms and conditions hereinafter provided, as the sole and exclusive management agent of that property of Owner consisting of __________ building(s) known as _____________________________, together with the land on which said building(s) is (are) situated on that certain tract of real property in ___________________, as legally described on Exhibit A attached hereto and by this reference incorporated herein (the "Property"). Manager hereby accepts said appointment on the terms and conditions set forth below, and recognizes that a relationship of trust and confidence is created by this Agreement, and agrees to use its reasonable best efforts to diligently and in a first class manner manage the Property so as to effectuate an efficient and economic operation thereof. As a material inducement for Owner to enter into this Agreement, Manager represents and warrants that it currently and throughout the term hereof shall possess the skills and experience to manage projects of comparable quality and nature and that it and all necessary personnel shall, where applicable, be duly licensed to perform the services required herein consistent with the real estate brokerage laws in the state in which the Property is located.

Section 1.2      Management Term.  This Agreement shall commence as of
____________, 1994 and, unless sooner terminated as provided herein, shall thereafter continue for a consecutive twelve (12) month period.  Thereafter, unless Owner elects not to renew this Agreement by written notice to Manager no later than thirty (30) days prior to the end of any current term, this
Agreement shall be automatically renewed for successive terms, each with a duration of one year unless otherwise terminated, as set forth below.
Notwithstanding the foregoing, at any time during the management term, Owner and Manager shall each have the absolute right and power to terminate this
Agreement, with or without cause, upon sixty (60) days' prior written notice to the non-terminating party.  Owner shall have the absolute right to immediately remove Manager from the Property upon delivery of said sixty (60) day notice,
however, unless terminated for cause as set forth below Manager shall be entitled to receive a management fee for the subsequent sixty (60) day period consistent with the terms and conditions set forth in Section 2.2 below.

Section 1.3 Termination for Cause. Notwithstanding the stated term hereof, this Agreement may be terminated by either party hereto for cause. If such termination right is exercised by Owner, the termination will be effective immediately upon delivery of written notice to Manager. Manager's right to terminate for cause shall be upon no less than thirty (30) days prior written notice, and the only definition of "cause" below that will permit Manager to terminate for cause is the definition in subsection (i).

     "Cause", as used herein, shall mean and refer to:

     (i)the failure by either party to perform or comply with any of its material obligations hereunder at the time or times and in the manner required under this Agreement within five (5) days of receipt by the non-performing party of notice of such failure (unless such failure is of a criminal or quasi-criminal nature, in which event no cure period shall be provided); or

     (ii) Manager is grossly negligent in the performance of its obligations under this Agreement or intentionally or willfully defaults under this Agreement; or

     (iii)Manager or Manager's employees act negligently or fail to act, which failure to act constitutes negligence, with actual knowledge that such act or failure to act may result in a release of any toxic or hazardous material in violation of any federal, state or other applicable law and such negligence does in fact result in such a release; or

     (iv) Any unauthorized assignment or transfer of any of the rights or obligations of Manager under this Agreement by Manager; or any unauthorized change in the on-site personnel at the Property subject to consultation with Owner as set forth in Section 2.9 below; or

     (v)(a) If Manager or its ultimate parent (such parent company being hereinafter referred to as the "Bankrupt Party") shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, liquidation, dissolution or similar relief for itself under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency or other relief for debtors, or under any regulation promulgated thereunder, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of the Bankrupt Party or of all or any substantial part of said party's properties (the term "acquiesce" as used in this Section includes, but is not limited to, the failure to file a petition or motion to vacate or discharge any order, judgment or decree within fifteen (15) days after the date of such order, judgment or decree); or
        (b) If a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Manager or the Bankrupt Party seeking any reorganization, arrangement, composition, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present of future applicable federal, state or other statute or law relating to bankruptcy, insolvency, or other relief for debtors, and such party shall acquiesce in the entry of such order, judgment or decree or such order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or any trustee, receiver, conservator or liquidator of such party or of all or any substantial part of such party's property shall be appointed without the consent or acquiescence of such party and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

        (c) If Manager or the Bankrupt Party shall become insolvent or admit in writing its inability to pay its debts as they mature or is generally not paying its debts as they mature or makes an assignment for the benefit of creditors; or

     (vi) Owner sells, transfers or otherwise conveys its interest in the Property; or

     (vii)Manager incurs any capital expenditures or, on a quarterly basis, incurs controllable expenses, either of which is in excess of any approved budget amount (and in excess of the amounts by which Manager may exceed budgeted expenses, as set forth herein) or other written authorization provided Manager by Owner except with respect to any of the foregoing made on account of emergencies in accordance with the provisions hereof; or

     (viii) Manager uses information obtained directly from its operation and management of the Property in violation of the confidentiality provisions contained herein below, to the detriment of Owner and for the direct benefit of other projects owned, operated or managed by Manager or an affiliate thereof.

Notwithstanding any such notice of termination by Owner of Manager, Manager shall be and remain liable for the performance and the fulfillment of its fiduciary duties and other obligations hereunder and shall maintain all records, documents, property and files unimpaired through and including the effective date of termination and thereafter as required by the terms set forth herein.

Section 1.4      Obligations Upon Termination.

     (a)  Upon expiration or termination of this Agreement for any reason,
Manager shall use its best efforts to deliver to Owner within 15 days (and in no event more than 30 days) a full and final accounting, which shall include a bona fide certified statement, executed by an executive officer of Manager, outlining in detail any Management Fee (as defined in Section 2.2) and any reimbursements due to Manager hereunder, and shall immediately cause all funds held by Manager relating to the Property to be delivered to Owner without deduction of any sums, including the Management Fee or any other fees due or payable or to become due or payable to Manager or any other person or entity.
Manager shall promptly deliver to Owner all original books, records, correspondence, bills and invoices and all other documents, personal property
and funds in Manager's possession relating to the Property including, without limitation, all accounting books and records, rent rolls, security deposit schedules, payroll records, originals and copies of all leases, correspondence, service contracts and agreements, and technical data with respect to operation and maintenance of the various systems of the Property.  In the event Owner concurs with Manager's statement of the Management Fee and any reimbursements due to Manager, Owner shall promptly pay Manager such amount, which payment shall be made not later than 30 days after receipt of Manager's statement;
however if Owner does not concur with the statement of the Management Fee and/or any reimbursements due to Manager, the controversy as to the actual amount due to Manager shall be negotiated in good faith by Owner and Manager, using the parties reasonable efforts to resolve any disputes promptly.

     (b) Upon termination, Manager shall surrender the Property to Owner and quit the premises on the date required by Owner. Upon written request of Owner and at Owner's expense, Manager shall notify all tenants of the Property of the expiration of this Agreement by written notice approved by Owner, and shall use its reasonable best efforts to cooperate with Owner to accomplish an orderly transfer and transition of the operation and management of the Property to a party designated by Owner. At the request of Owner, Manager shall, at its cost and expense (if termination was for cause, otherwise at the cost and expense of Owner), remove all signs previously approved for installation by Owner wherever located indicating that Manager is the managing agent and replace and restore any damage resulting therefrom, reasonable wear and tear excepted.

     (c) Simultaneous with the submission of its final accounting, Manager shall also submit a full inventory of all personal property of Owner having a value in excess of $50.00, as more fully described in Section 2.3 (k) below, as of the final date of Manager's operation as the Property's managing agent.
Said final inventory shall be certified by an authorized officer of Manager as being complete, true and correct and that all items listed were present at the Property on said date.

                                  ARTICLE II
             MANAGEMENT DUTIES, RESPONSIBILITIES AND COMPENSATION

Section 2.1 Performance of Duties. Manager, subject to Owner's approval rights as set forth herein, shall use its reasonable best efforts in the management and marketing of the Property using state of the art management methods and techniques. Manager shall operate the Property and provide those management services, including but not limited to those set forth below, which are customarily provided by managers of comparable quality and type real estate in the same geographic area where the Property is located.

Section 2.2 Fees. Owner shall pay to Manager, as compensation for the services rendered by Manager under this Agreement for management services, the following fee (the "Management Fee"):

     (a)Three percent (3%) of the Property's monthly gross cash receipts from the operations of the Property during the previous month.  Gross Cash Receipts shall be defined as revenues collected from Property operations, including all rental income collected, parking fees (if Manager services the parking garage;
if not, parking fees shall be excluded), if any, and late charges.  Gross Cash
Receipts shall specifically not include the amount of any security deposits until such time as a security deposit is applied to unpaid rent but not if applied as reimbursement for property damage or expenses incurred by Owner, prepaid rent until such time as it is applied to the applicable month's rental
payments, sales proceeds, insurance proceeds, lease termination fees, tenant services provided by Manager for an additional fee paid by a tenant, reimbursement of actual utility expenses, tax refunds, administrative expenses or management fees paid by tenants of the Property, condemnation awards, interest on funds on deposit or any cash proceeds received outside the day-to-day operation of the Property.  Manager shall be permitted to issue a check for the Management Fee from the Property's Disbursement Account (as discussed in Section 2.8(b) below) on or after the tenth day of the next succeeding month; however, any checks returned by the bank for insufficient funds or otherwise shall be deducted from Gross Cash Receipts prior to calculation of the Management Fee and shall not be included in Gross Cash
Receipts until fully and finally collected.  If returned checks are received after payment of the Management Fee, the amount thereof shall be deducted from the next month's Gross Cash Receipts, unless such check(s) have then been paid.
Notwithstanding the foregoing, under no circumstances shall Manager be permitted to issue a check for payment of the Management Fee until Manager has actually delivered to Owner the monthly rental and operating reports set forth in Section 2.3 below, as amended from time to time.

     (b)It is understood and agreed that the Management Fee set forth in
Section 2.2 above shall constitute Manager's sole compensation under this Agreement for all management services. All income and revenues of whatever nature collected by Manager or others in connection with Property operations are and shall remain the property of the Owner. It is further agreed that except as expressly set forth in any approved budget or as otherwise approved in writing by Owner, Manager shall be required to pay from its own funds all expenses of Manager, including, but not limited to the following:

     (i)Cost of gross salary and wages, payroll taxes, insurance, worker's compensation, and other benefits of management, accounting, marketing and office personnel who are not Manager's employees on site at the Property pursuant to the approved Budget. In addition, all costs and expenses including salary and fringe benefits of any Manager with multiple property responsibility, except as otherwise expressly approved in writing by Owner. All costs and expenses including salary and fringe benefits of any regional engineering support, except on an as needed basis and as previously approved in writing by Owner as expressly set forth in Section
     4.1 below.

     (ii) General accounting, bookkeeping and reporting services which are considered to be within the reasonable scope of Manager's responsibility to Owner.

     (iii)Cost of forms, papers, ledgers, Federal Express or other overnight courier charges, fax or other telephone services and other supplies, and equipment used in Manager's office at any location off the Property.

     (iv) Cost of electronic data processing, or any prorata charge thereof, for data processing provided by computer service companies.

     (vi) Political or charitable contributions.

     (vii)Cost of advances made to employees and cost of travel for matters not directly related to property operations including regional or national management meetings by Manager's employees or agents to and from the Property.
     (viii) Cost attributable to losses from Manager's breach of its obligations hereunder or from negligence, misconduct or fraud on the part of Manager, Manager's associates or Manager's employees to the extent not recovered by Owner from applicable insurance proceeds.

     (ix) Cost of comprehensive crime insurance or fidelity bonds purchased by Manager for its own account, as required herein.

     (x)Training expenses, licenses, trade associations or organizational affiliations and associated meetings or membership fees.

     (xi) Employment or recruitment fees, severance fees or relocation expenses.

     (xii)Advertising and marketing expenses of Manager.

     (xiii) Office furnishings and all costs incidental to the operation of the office space provided to Manager by Owner.

Section 2.3 Management Reports. Manager shall timely prepare and deliver to Owner the reports, schedules and statements required by Owner from time to time, which shall initially include the forms described below. The format of all such reports shall at all times be subject to the approval of Owner:

     (a)Not later than the fifth (5th) day of each calendar month, property operating results for the preceding month in electronic transmission;

     (b)Not later than the tenth (10th) day of each calendar month, a monthly unaudited operating statement in Owner's form, certified by the District Manager of Manager to be true and correct to the best of Manager's knowledge and belief. Such monthly statement shall show all receipts, expenses and other financial results from the operation of the Property for the preceding month (including, without limitation, all deposits into the Operating Account and expenditures from the Disbursement Account) and shall include copies of bank account statements, reconciliations and backup expenditures, and all other information reasonably requested by Owner. Such monthly statement shall reflect the operations of the Property on a cash basis (however, accrual basis reporting shall be available upon Owner's request), in accordance with generally accepted accounting principles;

     (c)Not later than the tenth (10th) day of each calendar month, a cash flow statement for the Property for the preceding calendar month and for the year to date. Each such statement shall also include a budget comparison and an explanation of all major variances. The cash flow statement shall be supported by schedules and statements required by the Owner from time to time, which shall initially include the monthly reports set forth in Exhibit B, attached hereto and incorporated herein by this reference;
     (d)Not later than the twentieth (20th) day after the close of each quarter, a quarterly report certified by an executive officer of Manager to be true and correct to the best of Manager's knowledge and belief. Such quarterly report shall report on the state of the business and affairs of the Property, and include all payments to any person for services in connection with the Property, regardless of the amount of such payments, and such other information concerning the Property as may be reasonably requested by Owner, and which quarterly reports, as set forth on Exhibit B, shall include (i) a narrative report on leasing (if any), construction, employment and any other factors of significance which relate to the Property, (ii) an operating statement comparing current profit, loss and items of income and expenses to the Budget and a forecast of said items for the balance of such fiscal year with variance analysis explanation, and (iii) any revisions to the Budget that Manager may recommend in light of the aforesaid forecast, provided that Manager at any time may submit to Owner for review and approval by Owner one or more supplements to or revisions of the Budget last approved by Owner. Such Budget re-forecasts shall be provided to Owner by electronic transmission with hard copy to follow,both in formats to be determined by Owner. Such quarterly report shall reflect income and expenses from the operations of the Property on a cash basis in accordance with generally accepted accounting principles;

     (e) Manager will submit, by the date specified by Owner each year, however, no later than March 1 of each year, a statement setting forth Manager's estimate of all costs and expenses normal to the operation and maintenance of the Property for the upcoming calendar year, which are to be allocated to tenants of space in the Property including, without limitation, all real property taxes, bond assessments, water, sewer and utility charges, amounts receivable or payable under all maintenance, repair and service contracts, annual permit and/or inspection fees, insurance premiums, and any other similar expenses ("Tenant Pass-through Expenses");

     (f)At Owner's written election, within seventy-five (75) days following the end of each calendar year, at the expense of Owner, Manager shall have an annual certified audit of the Property records (including a certified statement for escalation billings, fixed asset schedule and such other schedules as Owner deems necessary) prepared by a firm of independent certified public accountants of nationally recognized standing approved by Owner, and shall furnish to Owner a draft for Owner's approval prior to completion, and three (3) original copies of such annual audit for Owner;

     (g)Within sixty (60) days following the end of each calendar year, an annual report of the Property certified by an executive officer of Manager to be true and correct to the best of Manager's knowledge and belief. Such annual report shall include such information as is necessary for Owner to have prepared the audit of the Property records referenced in Section 2.17, and such other information as Owner may request. Such annual report shall reflect income and expenses from the operation of the Property on a cash basis in accordance with generally accepted accounting principles;

     (h) Within sixty (60) days following the end of each calendar year, a statement of the Property's operating expenses and taxes, together with a computation of the amount due from each tenant as additional rent. Such statement shall be in full conformity with and satisfy the requirements of the applicable lease, and, to the extent not already delivered to Owner, such vouchers, receipts and other data necessary to verify and confirm the accuracy of the statement. Owner agrees to provide notice to Manager of any errors which Owner discovers;
     (i)Promptly upon receipt thereof, a copy of all notices or statements received by Manager which: (i) concern bank accounts or insurance policies or claims related to the Property; (ii) are received from any governmental agency;
(iii) are received from any tenant of the Property and relate to rent or the asserted failure of Owner to perform its obligations under the applicable lease or similar matters; or (iv) threaten or are expected to have a material effect upon the Property or Owner. Such submittals shall not include copies of information bulletins, questionnaires and similar materials of general distribution which are not expected to have a material effect upon the Property or Owner;

     (j)Promptly upon obtaining knowledge thereof, a statement describing all significant occurrences and circumstances affecting the Property or its operation, and all occurrences and circumstances affecting in any manner Owner's interest in and to the Property. Without limiting the above, Manager shall promptly notify Owner in writing of the commencement of any legal actions or proceedings affecting, or relating to, the Property; and

     (k)Within sixty (60) days of the commencement hereof and then sixty (60) days following the end of each calendar year, an annual inventory of the personal property having a value of $50.00 or more (including, without limitation, office equipment, tools, motor vehicles and office supplies, excluding, however, expendable items, if any) owned or leased by Owner in connection with the Property. Promptly following the date upon which any item of such personal property is acquired, replaced or disposed of, Manager shall notify Owner in writing of such change in said inventory. Manager shall be responsible for any cost or expense associated with the repair or replacement of any item of personal property which is incurred due to the negligent acts or omissions of Manager.

Section 2.4      Maintenance and Repair of Property.  Manager shall, as an
expense of the Property and consistent with approved budgetary guidelines, maintain the buildings, appurtenances and common areas of the Property in good condition according to local standards for comparable properties in the immediate market area surrounding the Property, and, in any event, in accordance with the standards and conditions specified by Owner from time to time.  Maintenance and repair items shall include but shall not be limited to, interior and exterior janitorial services, exterior grounds and landscaping services, repairs and alterations to existing improvements, plumbing, parking areas, electrical systems  painting, carpentry, maintenance and repair of mechanical systems and such other maintenance and repair work as is reasonably necessary.  Manager agrees to periodically review with Owner all expenses and any reserves therefor, and other services rendered in connection with the
Property, excepting, however, that emergency repairs reasonably deemed immediately necessary by Manager for the preservation and safety of the
Property or tenants or other persons, or to avoid the suspension of any service to the Property may be made by Manager without the approval of Owner if, under the circumstances, Owner cannot be notified in any reasonable manner before the required emergency repairs must be made and such costs do not exceed $5,000.00.
Owner's representative, which for purposes herein, shall be deemed Owner's asset manager, as identified from time to time, in all instances shall be notified of any such emergency expenditures within 24 hours of the occurrence thereof.  Notwithstanding this authority as to emergency repairs, it is understood and agreed that Manager will confer with Owner regarding every such expenditure.  All necessary maintenance shall be performed by Manager in a timely manner, and, unless otherwise directed by Owner, no necessary maintenance shall be deferred except for such period during which Manager has
requested and has not received Owner's approval thereof.

Section 2.5      Service and Supply Contracts.

     (a)Manager shall directly select, supervise and engage all independent contractors, suppliers and vendors, in the operation, repair, maintenance and servicing of the Property, including but not limited to those necessary for the supplying of electricity, gas, steam, water, telephone, cleaning, fuel, oil, elevator maintenance, vermin extermination, trash removal, security and other services deemed necessary or advisable by Manager for the operation of the Property. Notwithstanding the foregoing, but subject to the provisions of
Section 2.4 above regarding emergency expenditures, any such contract that (i) requires annual payment(s) which total in excess of $5,000, or (ii) has a term of more than one (1) year (as expressly approved by Owner in writing), or (iii) is with an affiliate of Manager or any individual directly related to any employee of Manager, or (iv) would cause any line item of the approved budget, other than for utilities or an expense deferred for one month, to be exceeded shall require the prior written consent of Owner. Together with Manager's request for consent to any such service contract, Manager shall deliver to Owner a copy of the proposed contract, a statement of the relationship, if any, between Manager (or the person or persons in control of Manager) and the party which will supply such goods or services under the proposed contract, supporting analysis, if any, and competitive bid documentation.
     (b)In connection with its selection and supervision of contractors, suppliers and other entities pursuant to this Section, Manager, among its other duties, will (i) use its reasonable best efforts in selecting parties to perform work or to provide labor, goods, utilities or services to or at the Property so as to employ only such parties having the expertise and reputation of being fully capable and reliable in efficiently and fully performing their respective obligations under any contract with Manager, and fully performing consistent with the obligations set forth in this Section; (ii) subject to the emergency provisions of Section 2.4 hereof, negotiate and, when approved by Owner or consistent with the approved Budget, enter into agreements relating to the operation, repair, maintenance, service and/or promotion of the Property;
(iii) directly supervise and inspect the performance under all contracts and agreements, including without limitation, the supervision, inspection and observation of all servicing, cleaning, security, maintenance, repair, decorating or alteration work at the Property during the progress thereof, and the final inspection of the completed work and the approval or disapproval (as appropriate) of all bills submitted for payment. In connection with the foregoing, Manager shall obtain all necessary receipts, releases, waivers, discharges and assurances necessary to keep, and will use its best efforts to keep, the Property free from mechanics' and materialmen's liens and other claims, all of which documentation shall be in such form as required by Owner. Manager shall timely pay all bills of such contractors, suppliers and entities properly approved by Owner, but such bills shall be at the expense of the Property and shall be paid by Manager from the Disbursement Account described in Section 2.8(b) below.

     (c)All service contracts shall, unless expressly approved in writing by
Owner: (i) include a provision for cancellation thereof (without penalty) by Owner on not more than thirty (30) days' written notice, (ii) require that all contractors provide evidence of insurance specified in Section 5.8 of this Agreement, (iii) include a provision requiring the contractor to indemnify Owner and Manager for willful misconduct, negligence and all actions in excess of the authority granted to the contractor under the terms of its contract with Manager and (iv) include, unless waived by Owner, a provision requiring the contractor to either obtain all appropriate waivers in the approved format as provided under applicable State law, or file a bond for the discharge of any mechanics' lien filed against the Property by contractors or subcontractors, in connection with work to be performed under the terms of the contract. Unless Owner specifically waives such requirement in writing, all service contracts (other than those entered into for emergency purposes) providing for annual payments in excess of $5,000 shall be subject to bid under the procedure as specified below.

     (d)Except for contracts for emergency services or for rate-regulated utility service, all contracts for repairs, capital improvements, goods and services exceeding $5,000 shall, unless such requirement is waived in writing by Owner, be awarded on the basis of competitive bidding, solicited in the following manner:

     (i)A minimum of two (2) written bids shall be obtained for each purchase up to $10,000. Purchases over $10,000 will require a minimum of three (3) bids.

     (ii) Each bid will be solicited in a form prescribed by Owner so that bids will be comparable.
     (iii)Manager may accept the low bid without prior approval from Owner if the expenditure is for an item included within the approved budget and if the amount of such bid will not cause a material variance in any accounting category of the approved budget.

     (iv) Subject to Manager's rights under (iii) above, Owner shall be free to accept or reject any and all bids in its sole and absolute discretion.

     (v)Unless such requirement is waived in writing by Owner, each contract for purchases exceeding $10,000 shall be rebid annually in conjunction with the preparation of the proposed annual budget.

     (e)When taking bids or issuing purchasing orders, Manager shall use its reasonable best efforts to secure for, and credit to Owner any discounts, commissions or rebates obtainable as a result of such purchases.

     (f)Unless otherwise directed by Owner, Manager shall include in all contracts and agreements which Manager is empowered to execute on behalf of Owner, pursuant to powers granted in this Agreement or pursuant to other authorization by Owner, substantially the following provision:

     "The liability of Owner shall be limited solely to the lesser of (a) $1,000,000 or (b) Owner's then equity interest , if any, in the Property, and only such equity interest of Owner, if any, in the Property, shall be liable for the payment and discharge of any obligations imposed upon Owner hereunder, and Owner is hereby released and relieved of any other obligations hereunder."

Section 2.6 Disbursements for Expenses of Property. Manager shall, consistent with the approved Budget, as described below, (i) make a careful audit of all bids received for services, work and supplies ordered in connection with maintaining and operating the Property, (ii) pay all such bills, which Manager determines are properly payable, (iii) pay water charges, sewer rent, and utility assessments and all other charges and impositions (other than real estate taxes), as and when the same shall become due and payable, and (iv) pay the Management Fee (as defined in Section 2.2). All bills shall be paid by Manager on a timely basis and/or as directed by Owner solely out of the revenues generated by the Property or otherwise through funding reasonably determined necessary by Owner. Except to the extent any late charge or penalty is due to Owner's failure to provide adequate funds after receiving timely notice of such expected expenditures from Manager, Manager shall bear the cost of all late charges or penalties incurred due to the failure to timely pay any bill or expense due and owing.

Section 2.7 Collection of Monies. Manager shall use its reasonable best efforts to collect rent, income and all other charges due from tenants with respect to the Property and request, demand, collect, receive and receipt for all such rents and other charges. Owner also authorizes Manager, if previously approved in writing by Owner, to institute and execute legal proceedings for the collection of rental and the dispossession of tenants and other persons from the Property, in the name of and at the expense of Owner. Any request by Manager for a write off or discharge of any monies due and owing Owner shall be submitted in writing with supporting documents, to Owner for Owner's approval. Selection of legal counsel shall be subject to Owner's approval. Manager shall, promptly upon receipt of any of the above-referenced funds, deposit same into the Operating Account referred to in Section 2.8(a) below.
Section 2.8      Banking Accounts.

     (a)Operating Account. All rents and other revenue received from the operation of the Property by Manager from any source shall be deposited on a daily basis as received by Manager at such local bank as designated by Owner and in a separate, segregated operating account (the "Operating Account") that has been established by Owner. The Operating Account shall be swept by Owner via electronic transfer on a daily basis to an investment account maintained by Owner. Manager shall maintain a daily record of all deposits made, including copies of all checks received for deposit.

     (b)Disbursement Account. All Property expenses paid by Manager, as provided herein, are to be drawn on a separate disbursement account (the "Disbursement Account") that has been established by Owner which shall have two authorized signatories designated by Manager and approved by Owner. Any check in excess of $5,000 will require Owner approval prior to clearing the Disbursement Account. Owner will fund the Disbursement Account on a weekly basis, after receiving and approving the estimated total dollar amount requested from Manager.

     (c)Security Deposit Account. All security deposits received by Manager shall be deposited on the date received into the Operating Account. No interest shall be paid to any tenant with respect to any security deposit unless required by the lease terms or by state or local law, and then only to the extent required by law. Any required payments of security deposits shall be made from the Disbursement Account referenced in Section 2.8(b) above. If a separate, segregated security deposit account (the "Security Deposit Account") is required, deposits will be made initially into the Operating Account, refunds will be made from the Disbursement Account, and the Security Deposit Account will be adjusted up or down once each month to the proper book balance. This adjustment will be via check drawn on the Security Deposit Account and deposited into the Operating Account or via check drawn on the Disbursement Account and deposited into the Security Deposit Account. All funds in the Security Deposit Account shall be deposited, maintained, paid out as provided herein and in compliance with all applicable law and in accordance with the terms of any lease agreement. Attached hereto and incorporated herein as Exhibit C is a complete schedule of all security deposits for tenants in place at the commencement of this Agreement.

Section 2.9      Personnel.  Manager undertakes to use due care in the
selection and supervision of personnel to operate and maintain the Property and of each person in the general employ of Manager to whom said duties are delegated.  Manager shall investigate, hire, supervise and, as applicable, discharge the personnel reasonably necessary to be employed, consistent with approved budgetary guidelines, to maintain and operate the Property, in accordance with the standards set forth in this Agreement, including, but not limited to, on-site managers, leasing agents, marketing personnel, if any, maintenance personnel and maintenance supervisory personnel.  Manager shall provide personnel capable of satisfactorily performing their duties and shall provide personnel for that purpose without regard to the race, color, creed, sex, age, disability or national origin of such personnel.  Such pre-hiring investigation shall include reference checks, verification of education, a credit check, verification of employment history, determination whether a potential employee has any criminal convictions, and post-offer pre-employment drug tests.  Such personnel shall, in every instance, be deemed employees of
Manager and not of Owner.  Owner shall have no right to supervise or direct such employees, and Manager agrees to be responsible for their activities and
performances hereunder.  In the event Owner believes Manager's employees'
conduct is detrimental to the operation of the Property or Manager intends to make changes in supervisory personnel, Manager shall consult with and consider the recommendations of Owner.  Manager shall in each instance advise Owner, in writing, of any proposed change in the on-site Manager or other supervisory personnel no less than thirty (30) days before such change is made unless
Manager elects to terminate its on-site Manager or other supervisory personnel for cause, in which case Owner shall receive reasonable advance notice of such intended change in personnel.  The work performed by Manager's on-site employees shall be exclusively for the benefit of the Property unless otherwise agreed to in writing by Owner.  Nothing contained in this Section 2.9 is intended to give Owner the right to hire or fire any employee of Manager or characterize Owner as the employer of any such employee.

Except as provided in Section 2.2(b) hereof, all reasonable expenses, including payroll, customary payroll taxes and fringe benefits (including bonuses, 401K plans and other insurance or retirement benefits consistent with the approved Budget), medical and health insurance, workers' compensation, State and Federal employment taxes and Social Security contributions, shall be deemed to be expenses reimbursable to Manager by Owner, as evidenced by payrolls provided by Manager in such form and manner as may be reasonably required by the Owner and delivered with the monthly reports referred to in Section 2.3 hereof. Manager understands and agrees that Manager's relationship to Owner is that of an independent contractor. Manager will not represent in any manner that its relationship to Owner with respect to the management of the Property is other than that of an independent contractor having the authority to act as Owner's representative expressly pursuant to the terms and conditions of this Agreement. Manager will negotiate any applicable labor agreements relating to employees of Manager (subject, however, to the reasonable approval of Owner as to the final terms and conditions thereof), and cause to be prepared and filed the necessary forms of disability insurance, hospitalization, group life insurance, unemployment insurance, withholding taxes, and Social Security taxes and all other forms required by any Federal, state, county or municipal authority or labor union agreement.

Section 2.10 Tenant Lease Compliance, Service Requests and Complaints. Manager shall maintain businesslike relations with tenants. Tenants' service requests shall be received, logged and considered in systematic fashion in order to show the action taken with respect to each. A record of service requests shall be maintained by Manager for inspection by Owner. Manager will not knowingly permit the use of the Property for any purpose which voids or increases the cost of any policy of insurance held by Owner or which might render any loss thereunder uncollectible or which would be in material violation of any legal obligation or insurance contract. Manager shall use its reasonable best efforts and due diligence to secure full compliance by tenants with the terms and conditions of their respective leases, and to this end, Manager shall use its reasonable best efforts and due diligence to see that all tenants are informed with respect to such rules, regulations and notices as may be promulgated by Owner. Manager shall not knowingly take any action which would violate any tenant's lease, and shall promptly deliver to Owner any notice of default received from a tenant and use its reasonable best efforts and due diligence to cure such default. Manager shall perform all duties of the Owner under each lease so that such lease shall remain in full force and effect and so that no claim of default shall be made against Owner as landlord by reason of Manager's acts or omissions.
In the event Manager incorrectly bills any tenant for less than the full amount of rent payable under any lease, Manager shall promptly take all reasonable steps to collect all unpaid rent. Manager shall promptly reimburse Owner for all amounts lost by Owner as a result of such incorrect billing including (i) all amounts which Manager is unable to collect after a reasonable period of time as a result of such error, and (ii) interest on all amounts due to Owner as a result of such error (whether or not such amounts are ultimately collected from appropriate tenants(s)) from the date Owner should have received such amounts if not incorrectly billed, at the lesser of (x) the maximum rate of interest permitted to be charged by Owner under applicable law or (y) three percentage points in excess of the "Prime Rate" (or if no longer publicly announced, the most nearly comparable rate as shall be available) of First National Bank of Chicago as publicly announced from time to time, with changes in such rate of interest to take effect on the date any such change is announced. At Owner's option, Owner may deduct such amount due to Owner (plus interest) from that portion of the Management Fee thereafter becoming due.

Notwithstanding the foregoing, Manager shall not commence any legal proceeding in performing its obligations under this Section 2.10, unless such proceeding, and the counsel retained in connection with such proceedings, are approved by Owner. Manager, at Owner's request, shall institute and coordinate such proceedings with counsel selected and approved in writing by Owner, provided, however, that Owner shall retain final authority over the conduct of any such proceedings. Manager shall have no obligation to institute in its name, or in Owner's name, any landlord/tenant proceedings, but Manager, at Owner's written request, and at Owner's expense to the extent any travel or out of pocket expenses are incurred, will assist Owner in any proceedings relating to the Property and instituted in Owner's name, which assistance will include, without limitation, coordinating and participating in such proceedings with Owner's counsel, all without additional cost to Owner.

Section 2.11 Books and Records. Manager shall maintain at the Property, originals of each of the following: proper accounting books and journals and orderly files containing originals of all rent records, insurance policies, leases, correspondence, receipted bills and vouchers, and all other documents and papers pertaining to the Property or the operation thereof. It is specifically agreed that the originals of the foregoing documents shall be the sole property of Owner, and that Manager shall, upon the written request of Owner, deliver any or all such original documents (or if such originals are not in Manager's possession, then exact copies of such originals) to Owner or to Owner's attorneys, accountants or other representatives of Owner, provided, however, that Manager shall be entitled to retain copies of the foregoing documents for internal audit and accounting purposes by its attorneys, accountants, or employees and for no other purpose. After a three (3) year period, Manager may transfer certain records to microfilm (in which case such microfilm shall be treated as the original under this Section) and thereafter deliver to Owner the actual originals. Manager agrees to keep all financial information concerning the Property confidential at all times during and after the term of this Agreement; and no such information shall be given to any third party without the prior written consent of Owner except as required by law or by legal proceedings.
Section 2.12     Preparation of Annual Budget.

     (a)No more than thirty (30) days after the commencement hereof and thereafter at least one hundred twenty (120) days prior to the commencement of each calendar year (unless otherwise directed by Owner), so long as this Agreement is in effect, Manager shall prepare and deliver to Owner a proposed budget, which after approval by Owner shall be deemed the approved budget (the "Budget"). The format, to be designated by Owner, shall set forth, in reasonable detail and on a monthly basis, an itemized statement of the estimated disbursements for such period, including but not limited to all normal operating costs, expenses relating to tenant improvements, management fees, real estate taxes, mortgage payments, insurance premiums, employee salaries and similar items, a schedule of necessary capital expenditures reasonably detailing each item and the estimated cost thereof (the "Capital Expense Schedule"), and the estimated income for such period based on a schedule of minimum rents (the "Rent Schedule"). If Manager believes it is desirable to change the Rent Schedule or the Capital Expense Schedule, Manager shall provide written notice to Owner of the changes sought. All such changes shall require the specific written approval of Owner prior to implementation. No annual Budget shall become effective until Owner has approved such Budget in writing. In the event that Owner disapproves any proposed Budget submitted by Manager during the term of this Agreement, then such Budget shall be resubmitted by Manager within fourteen (14) days of receipt of Owner's written notice which shall contain specific objections thereto.

     (b)Manager agrees to use due diligence and to employ its reasonable best efforts to ensure that the actual costs of maintaining and operating the Property shall not exceed the amount provided therefor in the applicable Budget (either total or in any line-item) except as expressly set forth below. Except with respect to expenditures for emergency services or utilities, Manager shall not incur any expense which would (i) cause any single line item indicated in the Budget to be exceeded by $1,000.00 or (ii) together with other previous expenses, in any major category of the Budget, exceed the budgeted amount in such category by more than five percent (5%) on a quarterly basis, without the prior written consent of Owner, and Manager shall promptly notify Owner of any projected material variance. Until such time as a new budget has been approved, the parties shall continue to operate under the last Budget. Manager shall not transfer any amounts from one expense item to another (other than from any contingency item to a specific line item) without Owner's prior written consent. Any budgeted amounts which have not been spent by the end of the Calendar Year shall be reduced to zero for the beginning of the next Calendar Year.

     (c)The Budget shall be reforecast quarterly. Each quarterly budget reforecast will show actual quarterly figures with a revised year-end budget to reflect actual quarterly results. Owner shall advise Manager in writing of the format and dates of the budget desired by Owner for the next succeeding Calendar Year.

Section 2.13     Compliance with Laws and Contracts.  Manager shall use its best reasonable efforts to comply with, and cause the Property to be kept, maintained, used and occupied in compliance with, the following (as now in effect or as may hereafter be in effect) which relate to or affect the
Property, the operation or management of the Property or Owner's interest in the Property (collectively the "Requirements"):  (a) any and all orders, regulations or requirements affecting the Property of any federal, state, county or municipal authority having jurisdiction thereover, and orders of the
Board of Fire Underwriters or other similar bodies, (b) all present and future covenants and restrictions whether or not of record, use permits and development agreements, which may be applicable to the Property and/or its operating and management (including, without limitation, laws, ordinances, rules, regulations, requirements, leases, covenants, and restrictions prohibiting restraint of trade, or discrimination whether on the basis of race, creed, color, national origin, age, sex, marital status, or otherwise); (c) any direction or occupancy certificate issued pursuant to any law, regulation or rule by any public officer; (d) the terms and conditions of any mortgage or deed of trust so long as copies of all or relevant portions of such documents have been provided to Manager; and (e) the provisions of any insurance policy or policies insuring Owner's interest in the Property (so as to not affect the insurance coverage or increase the premium rate therefor).  If Owner contests any of the above Requirements, Manager shall participate in such contest to the extent requested by Owner; however, the actual cost of any reasonable travel or out of pocket expenses incurred by Manager shall be borne by Owner.  Such participation shall include, without limitation, coordinating such contests with Owner's counsel, without additional cost to Owner.  Manager shall not comply with any such Requirement if Owner directs Manager in writing not to comply.  So long as Manager has provided full disclosure to Owner of the facts relevant to the noncompliance with any Requirement, Owner agrees to indemnify, defend and hold Manager harmless from any and all direct liability, loss, cost, expense or claim to any third party as a result of Manager's failure to comply with any Requirement at the express written direction of Owner.  Manager shall obtain, as an expense of the Property, any business license and/or operating permit which may be required for the operation of the Property.  This does not include any license required by Manager to perform the services set forth herein.

Section 2.14 Designated Representative. Manager shall identify a designated District Manager who shall oversee the on-site personnel (subject to the approval of Owner), who will be an employee of Manager. Manager agrees that the designated District Manager will devote sufficient time and efforts to the management of the Property as are necessary or expedient to fulfill the Manager's obligations hereunder, in accordance with good management practice. It is understood and agreed, however, that all salary and commissions to or with respect to the activities of the District Manager shall be paid by Manager out of the Management Fee and not by Owner, and that Manager will replace the District Manager if deemed necessary by Owner.

Section 2.15 Limitation of Authority. Notwithstanding any provision of this Agreement to the contrary, Manager shall not, without the prior written consent of Owner, exercise any right not expressly set forth hereinabove, including but not limited to:

     (a)Make any expenditure, whether from the Operating Account or otherwise, or incur any obligation on behalf of Owner, except for (i) expenditures or obligations approved by Owner in writing, (ii) expenditures made and obligations incurred directly pursuant to the Budget, and (iii) expenditures made in emergencies pursuant to Section 2.4 (all other obligations incurred or expenditures made by Manager shall be deemed unauthorized and Manager shall hold Owner harmless from and indemnify Owner against any and all such obligations or expenditures);

     (b)Sell, convey or otherwise transfer, pledge or encumber any property or other asset of Owner;
     (c)Retain architects, engineers, attorneys, accountants or other professionals on behalf of Owner;

     (d)Institute or defend lawsuits or other legal or administrative proceedings on behalf of Owner;

     (e) Terminate leases or compromise or settle any claim for amounts due and owing Owner from any tenant;

     (f)Pledge the credit of Owner except for purchases made in the ordinary course of operating the Property or as otherwise contemplated pursuant to this Agreement;

     (g)Obligate Owner for the payment of any fee or commissions to any real estate agent or broker other than fees or commissions incurred pursuant to leasing agreements approved in writing by Owner;

     (h)Borrow money or execute any promissory note or other obligation or mortgage, deed of trust, security agreement or other encumbrance in the name of or on behalf of Owner; or

     (i)Permit any officer or employee of Manager or any third party to handle, have access to, or be responsible for, monies or personal property of Owner or bank accounts related to the Property (including the Operating Account and the Security Deposit Account), unless the same are bonded or insured pursuant to Section 5.4 below.

Section 2.16 Owner's Approval. With respect to those activities of Manager hereunder which require Owner's approval of such activity or the cost thereof, if Owner fails to approve either the activity or the costs, which Owner may do in its sole and absolute discretion, then Manager shall not be responsible to provide the activity until Owner's approval is obtained.
Manager shall be obligated to timely seek approval of such matters from Owner. So long as Manager has acted timely and diligently and has provided Owner with all relevant information, Manager shall not be responsible for any direct loss, cost or expense arising from its failure to act.

Section 2.17 Audit. Owner shall have the right, at any time and from time to time, to cause a physical inspection and/or financial audit of Manager's operation of the Property for any fiscal year or portion thereof. The financial audit may be made by Owner's in-house audit staff, accounting personnel, a certified public accountant or firm of certified public accountants of recognized national standing selected by Owner. If any physical inspection by Owner's representative reveals that Manager has been negligent or failed to timely oversee, observe or monitor the activities of its employees or of any third party engaged to perform services at the Property and such failure results in additional costs or expenses to be incurred by Owner, including but not limited to the repair or replacement of any equipment or improvements located on the Property, Manager shall bear the entire cost thereof, which amount shall be deducted from the Management Fee due Manager.

The results of any such financial audit shall be binding upon Owner and Manager. If such financial audit shall reveal an overstatement or understatement of Gross Cash Receipts for the period in question and a consequent overpayment or underpayment of amounts paid to or payable by Manager with respect to such period, an adjustment shall be made whereby the amount of any such overpayment shall be paid over or credited to Owner by Manager, as Owner may elect, or Owner shall pay over to Manager the amount of any such underpayment, as the case may be. Any payment to Owner required by this
Section 2.17 shall be payable with interest thereon from Manager's own funds from the date of the applicable overstatement, at the "prime rate" from time to time announced by First National Bank of Chicago. In the event the audit reveals that there has been an overpayment to Manager, the cost of the audit shall be borne by Manager. In all other instances, the cost of any audit shall be an expense of the Property. The provisions of this Section 2.17 shall survive the termination of this Agreement.

Section 2.18 Determination of Market Management Fee Levels. Owner and Manager agree that Owner may conduct periodic determinations of property management fees customarily charged for the market in which the Property is located and shall perform such determinations in a manner consistent with past practices.

                                  ARTICLE III
                      LEASING DUTIES AND RESPONSIBILITIES

Section 3.1 Performance of Duties. Manager acknowledges that during the term of this Agreement, Owner has or may retain the services of a third party leasing agent as the exclusive leasing agent for the Property for all lease activity including renewals and expansions or extensions of existing leases. Notwithstanding the foregoing, Manager shall use its best efforts to fully cooperate with and assist the leasing agent in all lease negotiations including but not limited to:

     (a)attendance at on-site leasing meetings;
     (b)coordination of lease presentations;
     (c)coordination of building and leasing marketing efforts;
     (d)assistance with tenant improvement budgeting and construction; and
     (e)scheduling of work associated with build outs.


                                  ARTICLE IV
                       CONSTRUCTION MANAGEMENT SERVICES

Section 4.1 Construction Management Services. Manager shall order labor and materials and provide the associated supervision and direction ("Construction Management Services") for the installation of such renovations, improvements and/or alterations to the building site, common areas or tenant's premises as may be required by the terms of any lease with such tenant. Further, Manager shall, at the cost and expense of Owner as approved by Owner in advance, provide labor and materials, through contractors approved in writing by Owner, to perform such work. Notwithstanding the foregoing, Manager shall provide the services of its regional engineers to assist Manager in the preparation of annual budgets and five (5) year projections at no additional expense to Owner. Further, to the extent approved in writing by Owner, on a project by project basis, Owner agrees to reimburse Manager for the cost of Owner's use of Manager's regional engineers calculated utilizing an hourly rate of the engineer's base salary multiplied by a factor of 1.30 plus all direct reasonable travel and out of pocket expenses.
Section 4.2 Performance of Duties. Manager (at no expense to Owner) shall review proposed tenant plans for repairs, alterations and installations in order to assure that they: (i) comply with all legal requirements and insurance requirements (based upon certifications by engineers and architects retained, as applicable, at Owner's or tenant's expense); (ii) do not negatively affect the structural, electrical, mechanical and life safety systems of the Property (provided that if Manager should be aware that there is any material possibility of any such negative effect Manager shall so advise Owner; and, if Owner chooses to have its own engineers review such plans, Manager shall supply such information as Owner's engineers may require, and, notwithstanding anything in this Agreement to the contrary, Manager shall not approve such plans until the review by Owner's engineers has been completed and no objection has been rendered by the engineers); and (iii) do not interfere with essential building services to other tenants.

Section 4.3 Insurance. Manager will require, and use its reasonable best efforts to assure that all parties performing work or providing labor, goods, utilities or services to or at the Property maintain all insurance requirements satisfactory to Owner and any mortgagee of the Property or any portion thereof (so long as such mortgagee's requirements have been communicated to Manager), including, but not limited to, Workers' Compensation Insurance, Employer's Liability Insurance and insurance against liability for injury to persons and property arising out of all such contractors', suppliers', or other entities' operations, and the use of owned, non-owned or hired automotive equipment in the pursuit of all such operations.

                                   ARTICLE V
                                   INSURANCE

Section 5.1 Owner's Insurance. Owner shall carry, at its own expense, commercial general liability insurance in such amounts that Owner, in its sole and absolute discretion, deems necessary for the protection of Owner's interests in the Property, and such insurance shall be deemed the primary insurance on the Property. Policies of commercial general liability insurance carried by Owner shall include Manager (including the employees of Manager) as an additional insured party only in Manager's capacity as Manager of the Property. Commercial general liability insurance policies shall contain (i) a severability of interest insurance clause, (ii) coverage for contractual liability and personal injury liability and (iii) a waiver by the insurance company of all right of recovery by way of subrogation against Manager, its shareholders, officers, directors, agents and employees in connection with any damage covered by such insurance company's policy (if such coverage is available only at additional cost to Owner, Manager shall pay such additional cost). The insurer or insureds, the coverages and the amounts of coverage shall be determined by Owner in its sole discretion, but the same shall be commercially reasonable under the circumstances. Owner shall furnish or cause to be furnished to Manager certificates of insurance evidencing the foregoing insurance. Such coverage may be provided by an umbrella policy covering other properties owned by Owner or the parent or an affiliate thereof.
Section 5.2 Manager's Liability Insurance. Manager shall cause to be placed and kept in force during the term of this Agreement, at its sole cost and expense, commercial general liability insurance per location with no less than $2,000,000 bodily injury per person, $3,000,000 per occurrence and $500,000 property damage or $3,000,000 combined single limit. The policies shall be issued by companies of recognized financial standing authorized to issue such insurance in the state where the Property is located, and shall name the Owner as an additional insured.

Section 5.3 Workers' Compensation Insurance. Manager, at the cost and expense of Owner, shall obtain and maintain Workers' Compensation Insurance (including Employer's Liability Insurance in amounts of no less than $1,000,000 per occurrence, $1,000,000 aggregate minimum) covering all employees of Manager employed in, on or about the Property, so as to provide statutory benefits as required by the laws of the state in which the Property is located.

Section 5.4 Bonding of Manager's Employees. Manager's on-site employees handling funds of Owner shall be bonded by a fidelity bond at Manager's expense, and evidence satisfactory to Owner shall be furnished to Owner that such bond is in effect at least yearly or as often as Owner shall require.
Such bond shall provide coverage for employee dishonesty and criminal acts of at least three times the average monthly rental income at the Property or such greater amount as may be reasonably required by Owner, with no deductible thereunder exceeding $10,000.00. Such bond must be tendered to Owner prior to Manager's assuming management of the Property, must be reasonably acceptable to Owner in all respects, must provide for the bonding company to provide to Owner thirty (30) days prior notice of any termination, non-renewal or modification of the bond, and prompt notice of any non-payment under the bond.

Section 5.5 Errors and Omissions Insurance. Manager shall furnish and maintain throughout the term of this Agreement, a policy for professional liability insurance with a per claim limit of liability of not less than Five Million Dollars ($5,000,000.00) with a deductible not to exceed $50,000.00 or as otherwise approved in writing by Owner.

Section 5.6 Manager's Insurance Policies. Manager shall furnish, or cause to be furnished to Owner, certificates of insurance evidencing all bonds and other insurance which Manager is required to maintain pursuant to this Agreement. All insurance policies maintained by Manager (other than Worker's Compensation coverages) shall name Owner and Manager as named insureds, as their respective interests may appear, shall be issued by companies of recognized financial standing having a Best Guide rating of no less that A-X, authorized to issue such insurance in the state where the Property is located and shall provide that in the event of cancellation of the policy in whole or in part, or a reduction as to coverage or amount thereunder, whether initiated by the insurer or any insured, the insurer shall give not less than thirty (30) days' advance written notice by registered or certified mail to Owner.

Section 5.7      Insurance Claim Administration.  Manager shall provide timely written reports to Owner, and as further directed, in writing by Owner to the insurance carrier concerning all accidents and claims for damage relating to the ownership, operation and maintenance of the Property promptly after it is made aware thereof, and shall promptly prepare any reports required by Owner or an insurance carrier in connection therewith.  A copy of any such reports above referenced shall be delivered to Owner's representative.  Manager is not authorized to settle any claims with or against insurance companies arising out of any policies, including the execution of proofs of loss, the adjustment of
losses, signing of receipts, and the collection of money, without the express written consent and approval of Owner.

Section 5.8 Waiver of Subrogation. Owner hereby waives all rights of recovery against Manager and/or any insurance carrier of Manager for any loss to the extent such loss is insured under any insurance policy covering the Property, except to the extent any such claim or liability is based upon or the result of the negligence, intentional or willful misconduct of Manager or of Manager's employees. Manager hereby waives all rights of recovery against Owner and/or any insurance carrier of Owner for any claim or liability to the extent such claim or liability is based upon or the result of the negligence or willful misconduct of Manager or Manager's employees. Each party agrees to obtain endorsements to its policies, to the extent such endorsements are obtainable from the insurance company, acknowledging such waivers. Nothing herein nor any insurance obtained or applied for by Owner or Manager shall be construed as implying that Owner or Manager is subject to any liability to which it would not otherwise be subject.

Section 5.9 Contractor's Insurance Requirements. Manager shall require that each contractor engaged to perform any work at the Property maintain insurance coverage, at the contractor's expense, in not less than the following amounts:

       (i)Worker's Compensation - Statutory amount;
      (ii)Employer's Liability - $100,000 minimum
     (iii)Comprehensive General Liability - $2,000,000 combined single limit for personal injury and property damage; and
      (iv)Automobile Liability - $1,000,000 combined single limit.

Manager shall not waive any of the above requirements without Owner's prior written consent. Owner may, by written notice to Manager, require the maintenance of insurance in higher amounts than those specified above if, in Owner's reasonable judgment, the work to be performed on the Property by such contractor is particularly hazardous. Manager shall obtain and keep on file a Certificate of Insurance evidencing the insurance required herein naming Owner and Manager as additional insureds, and shall provide Owner with copies thereof.

                                  ARTICLE VI
                                INDEMNIFICATION

Section 6.1 Indemnification by Owner. Owner shall indemnify and save Manager harmless, except in cases of fraud, willful misconduct or negligence of the Manager, its employees and agents, from (i) all claims arising out of the course of Manager's duties in connection with the management and, where applicable, the leasing of the Property and from liability for injuries suffered by third parties while on the Property, and (ii) all claims arising from Manager's failure to make any payments to the extent Owner fails to make funds available as required herein; Owner further agrees to reimburse Manager for court costs and other reasonable expenses, including reasonable attorneys' fees, incurred by Manager in defending any action brought against Manager for injury or damage claimed to have been suffered upon the Property, except such claims arising from the fraud, willful misconduct or negligence of Manager, its employees and agents. Manager shall not be liable for any good faith error of judgment or for any mistake of fact or law, or for anything which it may do or refrain from doing in good faith and in pursuance of its duties and activities hereunder, except in cases of fraud, willful misconduct or negligence of Manager and/or its employees and agents.

Section 6.2 Indemnification by Manager. Manager agrees to indemnify, defend and hold Owner harmless from any and all liability, claim, loss, cost, damage or expense (including without limitation, attorneys' fees and expenses) to any third person incurred by reason of any acts of commission or omission or any negligent or tortious acts by Manager or its respective agents or employees. Without limiting the foregoing, Manager shall:

     (a)Be fully responsible for the performance of all of its employees and agents;

     (b)Pay any sums as are due to contractors or other parties as a result of Manager's failure to abide by the terms of any contract, agreement or other arrangement;

     (c)Hold Owner harmless from and indemnify Owner against any and all obligations and expenditures incurred or made by Manager and not made pursuant to an approved Budget or otherwise approved by Owner or as authorized herein; and

     (d)Be fully responsible for all costs and expenses reasonably incurred by Owner arising out of the failure of Manager or its employees to fully control and secure the Property as expressly required herein and as approved by Owner including but not limited to any claims, costs or expenses directly or indirectly associated with the misuse of keys accessing any portion of the Property, including, but not limited to, keys to tenant spaces.

In such event, Manager shall pay over, reimburse and make good to Owner all sums of money that Owner shall pay, or cause to be paid, or become liable to pay, under or by reason of this Agreement, including any and all charges and expenses of whatsoever kind and nature in connection therewith or in connection with any litigation, investigation or other matters in connection with such payment or payments. Notwithstanding the foregoing, Owner agrees not to hold Manager liable under this Section except to the extent Owner is unable to recover any loss from:

     (i) any third party insurance carriers pursuant to any insurance policies maintained by Owner or Manager or contractors or other parties on the Property (provided that Manager shall take all proper and necessary action to file the appropriate claims under such insurance policies);

     (ii) any indemnities, warranties or guarantees granted to Owner or Manager by any vendors or contractors (provided that Manager shall take all proper and necessary action to enforce any such indemnities, warranties or guaranties); or

     (iii)where applicable on commercial properties, any operating expense pass-through provisions contained in any leases of space in the Property.
Section 6.3      Environmental Liabilities.

     (a)Except as expressly set forth in subsection (b) below, Owner shall indemnify, defend and save Manager and its employees harmless from and against any and all liabilities, claims, losses, costs, damages and expenses which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Manager or its employees (including without limitation, court costs and attorneys' fees) for, with respect to, or as a direct or indirect result of, a release at any time during the term of this Agreement, and from time to time (including, without limitation, any liabilities asserted or arising under the applicable environmental statutes). Manager agrees to use its reasonable best efforts and due diligence to prevent a release and to cooperate in Owner's efforts to remove and/or mediate any such release and, at Owner's request and discretion, to coordinate and supervise any contractor's responsible for the removal of any Hazardous Materials discovered at the Property.

     (b)Except as expressly set forth in subsection (a) above, Manager shall indemnify, defend and hold Owner harmless from and against, and shall immediately notify Owner of, any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and attorneys' fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Owner or Manager for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, the Property into or upon any land, the atmosphere, or any watercourse, body of water or wetland, of any Hazardous Material which exists on, under or at the Property at any time during the term of this Agreement, and from time to time, (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Statutes) caused solely by the act of Manager, its agents or employees, or the failure by Manager, its agents or employees to act in accordance with the requirements of this Agreement, and the foregoing provisions set out in Section 6.3 (a) and (b) shall survive the termination of this Agreement forever.

     (c)Manager shall ensure that all subcontracts that it enters into on behalf of Owner during the term of this Agreement , except as otherwise approved by Owner, contain provisions (i) prohibiting the subcontractor thereunder, and their respective sub-subcontractors, from introducing any Hazardous Materials into the Property without the prior written consent of the Owner (except in accordance with normal operating practice and environmental statutes); (ii) requiring such subcontractor to promptly notify Owner and Manager of any accidental release of Hazardous Materials on or adjacent to the Property; and (iii) indemnify Owner and Manager against any release of Hazardous Materials caused by the negligence or willful misconduct of such subcontractor or its agents or employees. Manager shall further provide notice to all necessary parties, including all subcontractors, contractors and tenants of the existence of any Operations and Maintenance Program ("O&M Plan") which has been put into place by Owner and assure ongoing compliance therewith.

     (d)For purposes of this Agreement, "Hazardous Material" means and includes any hazardous substance or any pollutant or contaminant defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect (collectively, the "Statutes"), or any other hazardous, toxic or dangerous waste, substance or material.

                                  ARTICLE VII
                         GENERAL TERMS AND CONDITIONS

Section 7.1 Limitation of Agency. Nothing contained in this Agreement or in the relationship of Owner and Manager shall be deemed to constitute a partnership, joint venture or any other relationship, and Manager shall at all times be deemed an independent contractor for purposes of this Agreement. Nothing herein contained shall be deemed to constitute Manager as the agent of Owner except as such rights are expressly granted or authorized herein, which shall specifically exclude any rights with respect to the sale, transfer, mortgaging or other financing of the Property.

Section 7.2 Notices. All notices, requests, demands, consents, approvals, waivers or other communications given to any party under this Agreement or in connection with this Agreement shall be in writing and shall be personally delivered, sent by nationally recognized overnight air courier or by certified or registered mail, return receipt requested, postage prepaid, addressed to such party at its address set forth below. Copies of such notices shall be sent by facsimile to the facsimile number set forth below. Notice shall be given to Owner at:

     c/o The Balcor Company
     2355 Waukegan Road
     Bannockburn, Illinois  60015
     Attn:  Asset Management Department
     FAX No. (847) 317-4464

with a copy to:

     The Balcor Company
     2355 Waukegan Road
     Bannockburn, Illinois  60015
     Attn:  Legal Department
     FAX No. (847) 317-4458

and notice shall be given to Manager at:

     Insignia Commercial Group, Inc.
     One Insignia Financial Plaza
     P.O. Box 1089
     Greenville, South Carolina  29602
     Attn:  District Manager
     FAX No. (864) 239-1096

Notices given in compliance with the foregoing provisions shall be deemed given when received, as evidenced by acknowledgement of delivery upon personal delivery or by execution of return receipt when mailed as aforesaid or by the air courier's receipt, as the case may be.  Either party shall give the other written notice of any change of address for delivery of all subsequent notices.
Section 7.3    Choice of Laws.  This Agreement is made pursuant to, and shall be governed by and construed in accordance with, the laws of the state of
Illinois, however, all issues relating to the compliance with state specific regulatory and licensing requirements shall be governed by the laws of the state in which the Property is located.

Section 7.4 Jurisdiction. The parties agree that any legal action, suit or proceeding arising out of or in connection with this Agreement may be brought in the appropriate court in Cook County, in the State of Illinois.

Section 7.5 Non-Assignability. Except as provided herein, Manager shall not assign or in any way voluntarily or involuntarily transfer or convey this Agreement or any interest herein or any right, title, interest or obligation hereunder without the prior written approval of Owner, which may be given or withheld in Owner's sole and absolute discretion. In the event Owner consents to an assignment, Manager shall remain absolutely and primarily obligated to Owner for the full and complete performance of Manager's duties and discharge of Manager's obligations under this Agreement and Owner shall have no liability to such assignee by reason of any such agreement between Manager and assignee or any performance rendered by assignee in pursuance of this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, this Agreement may be assigned to any entity controlled by Manager or Manager's ultimate parent, without Owner's prior written consent (but with no less than thirty (30) day's prior written notice to Owner) so long as Manager named herein remains fully and absolutely liable for all of its obligations hereunder. If Manager shall in any way assign, transfer or convey its right, title or interest hereunder without Owner's prior written approval, except as expressly permitted herein, Owner shall have the right to immediately terminate this Agreement for cause.

Section 7.6 Waiver. No waiver of any breach or default hereunder shall be implied from any omission of the non-defaulting party to take any action on account of such breach or default if such breach or default persists or is repeated, and no express waiver shall effect any right of action on account of any default or breach other than the default or breach specified in the express waiver, and then only for the time and to the extent therein stated.

Section 7.7 Remedies. Except as otherwise expressly provided herein, all rights and remedies herein enumerated shall be distinct, separate and cumulative and none shall exclude any other right or remedy allowed by law or in equity, and said rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises. If a legal or equitable action is brought to enforce the terms of this Agreement, the prevailing party shall be entitled to collect its costs, including reasonable attorneys' fees and expenses of appeal, if any.

Section 7.8 Severability. If any provision or term of this Agreement shall be determined by any court of competent jurisdiction to be invalid or unenforceable for any reason whatsoever, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent of the law.
Section 7.9 Counterparts. This Agreement may be executed in a number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

Section 7.10 Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

Section 7.11 Exculpation. No officer, director, shareholder, agent, employee or partner of Owner shall have any personal liability of Owner's obligations under this Agreement. Owner's liability under this Agreement shall be limited as set forth in this Agreement to its interest in the Property.

Section 7.12 Representations. Manager and Owner each represent and warrant that each has full power and authority to enter into this Agreement and discharge their duties hereunder.

Section 7.13 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the management of the Property. Any modification, change or amendment of this Agreement shall be in writing and executed by Owner or Manager.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

OWNER:                             MANAGER:

__________________________         Insignia Commercial Group, Inc.


By: ______________________         By: ___________________________
    Its authorized agent               Its authorized agent


Witness:                           Witness:

__________________________         _______________________________

Dated:____________________         Dated:_________________________



                                   EXHIBIT A

                             INTENTIONALLY OMITTED
                                   EXHIBIT B

                       SUMMARY OF REPORTING REQUIREMENTS

                                 (Commercial)

Monthly:

Monthly Transaction Statement
Rent Roll
Schedule of Leases
Delinquency/Aging Report by Tenant and Type, including commentary on receivables over 90 days old
Occupancy/Vacancy Report
Lease Expiration Report
Leasing Status Report/Traffic Log
Lease Cost Report
Tenant Sales Reports (retail properties/tenants)
Percentage Rent Report (retail properties/tenants)
Civil/Criminal Incident Report
Capital Expenditure Report
Merchant Association/Marketing Fund Operating Statement (Retail only) Merchant Association/Marketing Fund Schedule of Activity and results for prior and current month

Quarterly:

Quarterly Report including the following topics--
    Operations Summary with budget variance explanations
    Market Overview
    Reprojection of Budget
    Economic Occupancy Report
    Updated Stacking Plan
    Updated Floor Plan
    Lease Expiration Report
    Lease Cost Report
    Capital Cost Report
    Cumulative Deal Summary
    Leasing Status Report
Schedule of tenant alteration and improvements, including status report of expenditures to date, percent
                                       complete, and estimated cost to
                                       complete improvement/alterations.
Schedule of non-recurring repairs and maintenance and capital improvements in excess of $5,000 per repair/project.
Schedule of leasing commissions paid
General operations report summarizing significant economic, maintenance, construction and tenant occurrences
                                       for the quarter that might have an
                                       effect on the property, including
                                       claims or alleged claims of any nature
                                       which are not covered or may be
                                       disputed under insurance carried by
                                       either the Owner or the Manager.
Schedule of all non-lease income by source and type.
Monthly management fee calculations for the preceding three months. Year-to-date cumulative new lease summary.
                                   EXHIBIT C

                         SCHEDULE OF SECURITY DEPOSITS